UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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American National Insurance Company

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AMERICAN NATIONAL INSURANCE COMPANY
One Moody Plaza
Galveston, Texas 77550
NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To Be Held April 30, 2010
In Galveston, Texas
Notice is hereby given that the Annual Meeting of Stockholders of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (the “Company”), will be held in the Mary Moody Northen Auditorium of the American National Insurance Company Building, Second Floor, One Moody Plaza, Galveston, Texas, at 10:00 a.m. local time on April 30, 2010 for the following purposes:
1.	To elect a Board of nine (9) directors of the Company; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Only holders of common stock of the Company of record at the close of business on March 1, 2010 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.
IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.
By Order of the Board of Directors

J. Mark Flippin, Secretary
March 31, 2010
Important Notice Regarding the Availability of Proxy Materials
for the Stockholders’ Meeting to Be Held on April 30, 2010:
Our proxy material relating to our 2010 Annual Meeting (notice, proxy statement, proxy and 2009 Annual Report) is available at the following website: https://materials.proxyvote.com/028591. This information as well as similar information relating to all of our future Annual Meetings will also be available by calling 1-888-252-0177 or by email at investorrelations@anico.com.
For the date, time and location of the 2010 Annual Meeting and an identification of the matters to be voted upon at the 2010 Annual Meeting, please see the “Notice of Annual Meeting of Stockholders” above. For the Board’s recommendation regarding those matters, please refer to “Proposal 1 — Election of Directors.” For information on how to obtain directions to be able to attend the meeting and vote in person, please contact Investor Relations at 1-888-252-1077 or by email at investorrelations@anico.com.

AMERICAN NATIONAL INSURANCE COMPANY
One Moody Plaza
Galveston, Texas 77550

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held April 30, 2010
in the Mary Moody Northen Auditorium
on the Second Floor of the
American National Insurance Company Building
One Moody Plaza
Galveston, Texas 77550
INTRODUCTION
The Board of Directors of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (sometimes referred to in this Proxy Statement as the “Company,” “American National,” or as “we,” “us” and “our”), is soliciting your proxy for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. local time, on April 30, 2010 (the “Annual Meeting”), and at any adjournment thereof. At such meeting the stockholders will consider and vote upon the items set forth in the attached Notice of Annual Stockholders’ Meeting. These proxy materials will be available over the Internet. The Company has elected to deliver a full set of proxy materials to all of our stockholders entitled to notice of and to vote at the annual meeting, and distribution will take place on or about March 31, 2010.
INFORMATION CONCERNING PROXY
All shares represented by duly executed proxies received by the Company will be voted in accordance with the instructions shown thereon. If no contrary instructions are given, such proxies will be voted FOR the election as directors of the Company of the persons named under Proposal 1. As to any other matter of business which may properly be brought before the Annual Meeting, the enclosed proxy also confers discretionary authority upon the persons named therein to vote the shares represented by such proxy in accordance with their best judgment. The Board of Directors does not know of any matters to be acted upon at the Annual Meeting other than election of directors.
Any stockholder giving a proxy may revoke it by notice in writing addressed to the Secretary of the Company at One Moody Plaza, Galveston, Texas 77550 or by a proxy bearing a later date and properly signed, which may be delivered personally or by mail to the Secretary of the Company prior to the taking of a vote at the Annual Meeting. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to give the Secretary of the Company notice of such stockholder’s intention to vote in person, in which event the proxy will not be used.
All costs of preparing, assembling and distributing the proxy materials and the cost of solicitation will be paid by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their beneficial owners. In that connection, the Company has retained Broadridge Financial Solutions, Inc., Edgewood, New York, to distribute proxies. The aggregate cost of these services is not expected to exceed $32,000. The Company may also retain other firms or individuals to assist with the solicitation of proxies. Directors, officers and employees of the Company may also solicit some stockholders in person, or by telephone, email or facsimile, following solicitation by this proxy statement, but they will not be separately compensated for such solicitation services.
VOTING SECURITIES
As of the close of business on March 1, 2010, which has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 26,820,166 shares of the $1.00 par value per share common stock of the Company (the “Common Stock”) issued and outstanding and entitled to vote at the meeting. There were no other classes of shares issued and outstanding. An alphabetical list of all registered stockholders entitled to notice of and to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting. Such list may be examined during business hours at the office of the Company’s Secretary, Eighth Floor, American National Insurance Company Building, One Moody Plaza, Galveston, Texas, during the ten (10) day period immediately prior to the meeting, and it will also be available at the meeting.
Each share of Common Stock entitles the holder to one vote in the determination of all matters to be brought before the meeting. The affirmative vote of a majority of shares present at the meeting, in person or by proxy, and entitled to vote is required to elect each nominee for director. Abstentions are considered as shares present and entitled to vote. Abstentions with respect to any nominee have the effect of a vote “against” such nominee. Any shares for which a broker or nominee does not have discretionary voting authority under applicable NASDAQ Stock Market, LLC (“NASDAQ”) rules will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
As of the close of business on March 1, 2010, we had 26,820,166 shares of our Common Stock issued and outstanding. There were no other classes of shares issued and outstanding. The following table sets forth information as of December 31, 2009 concerning each person or group owning more than five percent of the outstanding shares of our Common Stock.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class

5% Beneficial Owners:

THE MOODY FOUNDATION(1) 2302 Postoffice Street, Suite 704 Galveston, Texas 77550	6,157,822		22.96%

LIBBIE SHEARN MOODY TRUST(2) c/o Moody National Bank Trust Division 2302 Postoffice Street Galveston, Texas 77550	9,949,585		37.10%

MOODY NATIONAL BANK TRUST DIVISION, TRUSTEE(4) 2302 Postoffice Street Galveston, Texas 77550	12,489,407	(3)	46.57%

(1)
The Moody Foundation is a charitable trust classified as a private foundation which was established in 1942 by W. L. Moody, Jr., and his wife, Libbie Shearn Moody, for charitable and educational purposes. The Trustees of The Moody Foundation are Robert L. Moody, Sr. and Frances Anne Moody-Dahlberg, who are also two of our directors, and Ross Rankin Moody. Frances Anne Moody-Dahlberg and Ross Rankin Moody are children of Robert L. Moody, Sr.

(2)
The Libbie Shearn Moody Trust is a split-interest trust with both charitable and non-charitable beneficiaries. Such trust was established in 1943 and funded by a residuary bequest under the Will of Libbie Shearn Moody. Moody National Bank is the Trustee of the Libbie Shearn Moody Trust and, as such, has sole voting power with respect to the 9,949,585 shares of our Common Stock owned by such Trust.

(3)
The Moody National Bank Trust Division is Trustee of the Libbie Shearn Moody Trust, and this number includes the 9,949,585 shares of our Common Stock owned by the Libbie Shearn Moody Trust. Management has been advised that, in addition to acting as Trustee of and voting the Common Stock owned by the Libbie Shearn Moody Trust, the Moody National Bank Trust Division also acts as (i) trustee for and votes the 1,155,000 shares of our Common Stock owned by the W.L. Moody, Jr. Trust for Grandchildren (“Trust 19”) and 488,144 shares of our Common Stock owned by other trusts (see “Security Ownership of Directors and Executive Officers” for additional information); (ii) agent for and votes 780,000 shares of our Common Stock held pursuant to an Agency and Investment Services Agreement for the benefit of The Moody Endowment, a non-profit corporation; and (iii) custodian for and votes 116,678 shares of our Common Stock held pursuant to a Custodial Agreement with Transitional Learning Center at Galveston, a non-profit corporation. Accordingly, the Moody National Bank Trust Division, as trustee, agent or custodian, votes an aggregate of 12,489,407 shares, which constitutes 46.57% of our outstanding shares.

(4)
Management has been advised that Moody Bank Holding Company, Inc. (“MBHC”), which is wholly-owned by Moody Bancshares, Inc. (“Bancshares”), owns approximately 97.8% of the common stock of Moody National Bank. Management has further been advised that the Three R Trusts, trusts created by Robert L. Moody, Sr. for the benefit of his children (two of whom, Russell S. Moody and Frances Anne Moody-Dahlberg are our directors) own 100% of Bancshares’ Class B Stock (which elects a majority of Bancshares’ directors) and 51.3% of Bancshares’ Class A Stock. Accordingly, the Three R Trusts, through ownership of Bancshares, control Moody National Bank. The Trustee of the Three R Trusts is Irwin M. Herz, Jr., one of our advisory directors, and a partner in Greer, Herz & Adams, L.L.P., One Moody Plaza, 18th Floor, Galveston, Texas, General Counsel to us and counsel to Moody National Bank, Bancshares and MBHC. Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer and a director of Moody National Bank, Bancshares and MBHC.

The beneficial ownership information shown for the Moody National Bank Trust Division is based on information contained in a Schedule 13G filed jointly on November 23, 2009 by the Libbie Shearn Moody Trust, the Moody National Bank Trust Division, Bancshares, MBHC, Three R Trusts, and Irwin M. Herz, Jr. According to such Schedule 13G and information provided to us by Moody National Bank, the Libbie Shearn Moody Trust has shared voting power with respect to 9,949,585 shares of our Common Stock; the Moody National Bank Trust Division, Bancshares and MBHC have shared voting power with respect to 12,489,407 shares of our Common Stock and shared investment power with respect to 18,144 shares of our Common Stock; the Three R Trusts and Irwin M. Herz, Jr. have shared voting power with respect to 12,498,957 shares of our Common Stock and shared investment power with respect to 27,694 shares of our Common Stock; and Irwin M. Herz, Jr. has sole voting and investment power with respect to 16,815 shares of our Common Stock. According to such Schedule 13G, Bancshares, MBHC, Three R Trusts and Irwin M. Herz, Jr. disclaim beneficial ownership with respect to the 12,489,657 shares of our Common Stock beneficially owned by the Moody National Bank Trust Division. In addition, Irwin M. Herz, Jr. disclaims beneficial ownership with respect to the 9,550 shares of our Common Stock beneficially owned by the Three R Trusts. The principal address of the Libbie Shearn Moody Trust, the Moody National Bank Trust Division, Bancshares and MBHC is as shown in the table. The principal address of the Three R Trusts is 2302 Postoffice, Suite 702, Galveston, Texas 77550, and the principal address of Irwin M. Herz, Jr. is One Moody Plaza, 18th Floor, Galveston, Texas 77550.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The information contained in the following table is given with respect to the ownership of our Common Stock on March 1, 2010 by each of our directors, each of the executive officers named in the Summary Compensation Table, and for our directors and executive officers as a group:

Name of	Amount and Nature of			Percent of
Beneficial Owner	Beneficial Ownership			Class
Arthur O. Dummer	4,767	(1)	Direct	*

Dr. Shelby M. Elliott	4,667	(2)	Direct	*

G. Richard Ferdinandtsen	63,000	(3)	Direct	*

Frances Anne Moody-Dahlberg(4)	8,000	(5)	Direct	*
	6,157,822	(6)	Indirect	22.96%

Robert L. Moody, Sr.(4)(7)	493,919	(8)	Direct	1.84%
	557,025	(9)(10)	Indirect	2.08%
	6,157,822	(6)	Indirect	22.96%

Russell S. Moody(4)	8,000	(5)	Direct	*

William L. Moody IV(4)(7)	98,240	(5)	Direct	*

Frank P. Williamson	5,717	(1)	Direct	*

James D. Yarbrough	8,000	(2)	Direct	*

Stephen E. Pavlicek	800		Direct	*

David A. Behrens	0			0

Ronald J. Welch	1,000		Direct	*

All Directors and Executive Officers as a Group	732,321		Direct	2.73%
	6,719,360		Indirect	25.05%

	7,451,681			27.78%

*	Less than 1%.

(1)	Includes 4,667 shares of our Restricted Stock.

(2)	Shares of our Restricted Stock.

(3)	Includes 50,000 shares of our Restricted Stock.

(4)
Robert L. Moody, Sr. and William L. Moody IV are life income beneficiaries of Trust 19. Frances Anne Moody-Dahlberg and Russell S. Moody, two of our directors, are children of Robert L. Moody, Sr. and, as such, have a contingent residuary interest in his beneficial interest in Trust 19. The numbers in the table above do not include shares held in Trust 19. (See Footnote 3 under “Security Ownership of Certain Beneficial Owners” above for additional information about Trust 19.)

(5)	Includes 6,000 shares of our Restricted Stock.

(6)	These shares are owned by The Moody Foundation, of which Frances Anne Moody-Dahlberg and Robert L. Moody, Sr. are Trustees. (See “Security Ownership of Certain Beneficial Owners” above.)

(7)
Robert L. Moody, Sr. and William L. Moody IV are life income beneficiaries of the Libbie Shearn Moody Trust. Robert L. Moody, Sr. has advised management that he has assigned all of his life income interest in such trust to National Western Life Insurance Company, a Colorado insurance company controlled by him. The numbers in the table above do not include shares held in the Libbie Shearn Moody Trust. (See Footnote 2 under “Security Ownership of Certain Beneficial Owners” above for additional information about such trust.)

(8)	Includes 150,000 shares of our Restricted Stock.

(9)
Robert L. Moody, Sr. is the sole owner of the 1% general partner in the M-N Family Limited Partnership (the “M-N Partnership”), which owns 507,025 shares of our Common Stock. As the sole owner of the general partner of the M-N Partnership, Robert L. Moody, Sr. has the indirect power to manage the assets of the M-N Partnership, including voting the M-N Partnership’s 507,025 shares of our Common Stock.

(10)
Robert L. Moody, Sr. is a 1% general partner in the RLMFLP Limited Partnership (the “RLMFLP Partnership”), which owns 50,000 shares of our Common Stock. As the sole general partner of the RLMFLP Partnership, Robert L. Moody, Sr. has the power to manage the assets of the RLMFLP Partnership, including voting the RLMFLP Partnership’s 50,000 shares of our Common Stock.

SECURITY OWNERSHIP OF ADVISORY DIRECTORS
The information contained in the following table is given with respect to the ownership of our Common Stock on March 1, 2010 by each of our advisory directors:

Name of	Amount and Nature of
Beneficial Owner	Beneficial Ownership			Percent of Class
Irwin M. Herz, Jr.(1)	16,815	(2)	Direct	*

R. Eugene Lucas	8,684	(2)	Direct	*
	13	(3)	Indirect	*

E. Douglas McLeod	8,000	(2)		*

Robert L. Moody, Jr.	1,333	(4)	Direct	*
	4,000	(4)	Indirect	*

*	Less than 1%.

(1)
According to a Schedule 13G filed jointly on November 23, 2009 by the Libbie Shearn Moody Trust, the Moody National Bank Trust Division, Bancshares, MBHC, Three R Trusts, and Irwin M. Herz, Jr., Mr. Herz may have beneficial ownership of the 12,489,657 shares of our Common Stock beneficially owned by the Moody National Bank Trust Division and the 9,550 shares of our Common Stock beneficially owned by the Three R Trusts; however, Mr. Herz disclaims beneficial ownership of such shares. Accordingly, such shares are not included in this table. (See Footnote 4 under “Security Ownership of Certain Beneficial Owners” above for additional information regarding such Schedule 13G.)

(2)	Includes 6,000 shares of our Restricted Stock

(3)	Shares owned by spouse.

(4)	Shares of our Restricted Stock.
Unless otherwise noted, the information shown in the previous three tables was obtained from Statements of Beneficial Ownership furnished to us by each of the persons or entities listed or from other communications with such persons or entities.

PROPOSAL 1.
ELECTION OF DIRECTORS
Nine (9) directors of the Company are to be elected at the Annual Meeting to serve until our Annual Meeting of Stockholders to be held in April 2011. All nominees now serve as directors of the Company, and all nominees have consented to be nominated as directors and to be named in this Proxy Statement. Accordingly, it is not contemplated that any nominee named herein will be unwilling or unable to serve as a director. However, if either of such events should occur, the enclosed proxy permits the persons named in the proxy to vote the shares represented by the proxy in favor of such person or persons as our Board of Directors may nominate upon the recommendation of the Nominating Committee.
The Board has determined that W. L. Moody IV, James D. Yarbrough, Arthur O. Dummer, Dr. Shelby M. Elliott and Frank P. Williamson, currently directors, continue to be “independent” as defined in the NASDAQ listing standards.
INFORMATION CONCERNING NOMINEES FOR DIRECTORS
The following information is given with respect to the nominees for election at the Annual Meeting:

			Year
			First
			Elected
			to
Name	Age	Principal Occupation and Background	Board

Arthur O. Dummer	76	President, The Donner Company (privately owned actuarial consulting company), Salt Lake City, Utah since 1985; Director of Casualty Underwriters Insurance Company, Salt Lake City, Utah (privately owned insurance company); Director, Chairman of the Board of Directors of American Community Mutual Insurance Company, Livonia, Michigan (mutual insurance company); President and Director of Western United Holding Company, Spokane, Washington (privately owned insurance holding company); Director of American Underwriters Insurance Company (privately owned insurance company); Past Chairman of the Board of Directors of the National Organization of Life and Health Guaranty Associations, Herndon, Virginia; Past Director of Beneficial Life Insurance Company, Salt Lake City, Utah; Aurora National Life Assurance Company, Los Angeles, California; Continental Western Life Insurance Company, Des Moines, Iowa; Utah Home Fire Insurance Company, Salt Lake City, Utah; and PHA Life Insurance Company, Portland, Oregon (all privately owned insurance companies); Past Director of National Western Life Insurance Company, Austin, Texas. Mr. Dummer is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. His extensive background in the insurance industry and his knowledge of actuarial and accounting issues are valuable to our Board’s discussion of these issues.	2004

Dr. Shelby M. Elliott	83	President-Emeritus of Texas Chiropractic College since 2004; President of Texas Chiropractic College from 1990 through 2003; Director of Moody National Bank from March 2000 to March 2004 (privately owned bank); Past Director of First Texas Bank, Vidor, Texas (privately owned bank); Past Director of Yettie Kersting Memorial Hospital, Liberty, Texas; and Past Chairman of the American Chiropractic Association.	2004

		Dr. Elliott brings solid administrative and executive skills to our Board from his service as President of Texas Chiropractic College. His experience in the health care field, both as a practitioner and an educator, enables him to provide a unique perspective to our Board. Dr. Elliott is a member of the American Chiropractic Association, the Texas Chiropractic Association and the Florida Chiropractic Association.

			Year
			First
			Elected
			to
Name	Age	Principal Occupation and Background	Board

G. Richard Ferdinandtsen	73	President of the Company since April 2000 and Chief Operating Officer since April 1997; also a director and/or officer of each principal subsidiary of the Company. Prior positions with the Company include Senior Executive Vice President, Chief Administrative Officer from April 1996 to April 1997; Senior Vice President, Health Insurance from April 1993 to April 1996; and Senior Vice President, Group Insurance from July 1990 to April 1993. Prior to joining the Company, Mr. Ferdinandtsen served as President and Chief Operating Officer of American Security Life Insurance Company from April 1983 to January 1991.	1997

		Mr. Ferdinandtsen has over fifty years of experience in the insurance industry, including twenty-nine years as an executive officer. Mr. Ferdinandtsen’s day-to-day leadership as our President and Chief Operating Officer provides him with intimate knowledge of our operations.

Frances Anne Moody-Dahlberg(1)(2)	40	Executive Director of The Moody Foundation (charitable and educational foundation) since 1998, and a Trustee of The Moody Foundation since 2004; Director of National Western Life Insurance Company, Austin, Texas since 1990; Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003; Director of The Moody Endowment (charitable organization) from 1991 to February 2004.	1987

		Ms. Moody-Dahlberg has twenty-three years of experience as a member of our Board. Her service as Executive Director of The Moody Foundation, one of the largest charitable foundations in the State of Texas, provides her with valuable insight regarding the concerns of our significant non-profit stockholders.

Robert L. Moody, Sr.(1)	74	Chief Executive Officer since July 1991 and Chairman of the Board since 1982; Chairman of the Board, Chief Executive Officer and Director of Moody National Bank (banking services); Chairman of the Board, Chief Executive Officer and Director of National Western Life Insurance Company, Austin, Texas (publicly traded life insurance company); Trustee of The Moody Foundation (charitable and educational foundation).	1960

		Mr. Moody has a lifetime of experience in the financial services industry, serving as a director or executive officer of a variety of insurance and banking interests. He has served on our Board for fifty years and has served as our Chairman for twenty-eight years. His wealth of experience as our Chairman and Chief Executive Officer provides our Board with an insightful, long-term perspective of our Company’s challenges, opportunities and operations.

Russell S. Moody(1)(2)	48	Investments, League City, Texas, since 2003. Director of National Western Life Insurance Company, Austin, Texas; Director of The Moody Endowment since July 2009 and Director of Transitional Learning Center at Galveston since July 2009 (charitable organizations); Director of Gal-Tex Hotel Corporation (hotel management company) from March 2000 to December 2003.

		Mr. Moody has served as a member of our Board for twenty-four years. Along with his sister, Frances Anne Moody-Dahlberg, Mr. Moody helps to represent the concerns of our significant charitable stockholders. Mr. Moody serves as a director of Transitional Learning Center at Galveston and The Moody Endowment, its supporting organization, both of which together own nearly 900,000 shares of our Common Stock.	1986

			Year
			First
			Elected
			to
Name	Age	Principal Occupation and Background	Board

William L. Moody IV	85	Investments and Ranching, Oil and Gas, Galveston, Texas, since 1959; Trustee, Board of Trustees of Rosenberg Library (charitable organization); Trustee, University of Texas Medical Branch Development Board (charitable organization); President and Director of Moody Ranches, Inc. (investments and ranching); Director of American National Life Insurance Company of Texas (subsidiary life insurance company).	1951

		Mr. Moody’s nearly sixty years of service as a member of our Board and his background as an investor, rancher and oilman brings a valuable perspective to the Board’s discussion of how the past challenges that have faced the Company may impact present and future opportunities.

Frank P. Williamson	77	Retired Pharmacist, since 2009; Director of The Moody Endowment and Transitional Learning Center at Galveston (charitable organizations); Director and Member of the Executive Committee and Governance Committee of American National Life Insurance Company of New York (subsidiary life insurance company); Director of SM&R Investments, Inc. and American National Investment Accounts, Inc. from 1997 to March, 2004 (mutual funds advised by a Company subsidiary).	2004

		Mr. Williamson’s thirty-four years of experience as a small business owner brings a comprehensive view of business operations to our Board. His years of service as a pharmacist brings a unique perspective and contributes to the diversity of experience represented on our Board.

James D. Yarbrough	54	County Judge, County of Galveston, Texas since 1995; James D. Yarbrough & Co., October 1989 through December 1994 (privately owned contract management and financial consulting firm); Director and Member of the Governance Committee of American National Life Insurance Company of New York (subsidiary life insurance company); Member, Galveston County Economic Development Alliance; Advisory Director, Texas First Bank - Galveston, Galveston, Texas (privately owned bank); Ex-Officio Director, Texas City-LaMarque Chamber of Commerce; Member, Development and Advisory Council, University of Houston — Clear Lake, Houston, Texas; Director, Health Facilities Development Corporation of Galveston County, Texas; Director, Juvenile Justice Alternate Education Program Board of Galveston County, Texas; Director, Juvenile Board of Galveston County, Texas; Director, Purchasing Agent Board of Galveston County, Texas; Director, Texas Environmental Research Consortium (non-profit corporation); Member, Governor’s Commission for Disaster Recovery and Renewal.	2001

		Judge Yarbrough has management experience in both the private and public sectors, including fifteen years as the chief executive of the County of Galveston. In the private sector, he has served as a bank president, owner of a business consulting firm, and director of numerous interests. This varied experience makes him a valuable contributor to the Board’s deliberations.

(1)	Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer and controlling stockholder of National Western Life Insurance Company, a publicly traded life insurance company.

(2)	The Moody Foundation owns 34.0% and the Libbie Shearn Moody Trust owns 50.2% of Gal-Tex Hotel Corporation.

INFORMATION CONCERNING ADVISORY DIRECTORS
The Board of Directors has appointed the following persons as our advisory directors. Our advisory directors serve at the pleasure of the Board. Although advisory directors do not vote on matters considered by the Board, we benefit from their experience and advice. Advisory directors receive the same compensation and benefits as our Directors who are not also our officers.
The following information is given with respect to our advisory directors:

			Year First	Years
			Appointed	Served
			Advisory	as a
Name	Age	Principal Occupation and Background	Director	Director

Irwin M. Herz, Jr.	69	Since 1980, Partner of Greer, Herz & Adams, L.L.P., General Counsel to the Company; Trustee of the Three R Trusts (trust for the benefit of the children of Robert L. Moody, Sr.).	2004	1984 to 2004

		Mr. Herz’s service as a director of numerous insurance companies, including nearly thirty years on our Board, has provided him with extensive knowledge of the insurance industry. In addition, his background as a corporate and commercial lawyer provides an invaluable source of knowledge and problem-solving skills to the Board.

R. Eugene Lucas(1)	84	Since 1971, President and Director of Gal-Tex Hotel Corporation (hospitality and hotel management company); President of Gal-Tenn Hotel Corporation, LHH Hospitality, LLC, Colorado Landmark Hotels, LLC, Kentucky Landmark Hotels, LLC, and Virginia Landmark Hotels, LLC (hospitality and hotel management companies); Director of Colonel Museum, Inc. (charitable corporation); President and Director of 1859-Beverage Company (hospitality company).	2004	1981 to 2004

		Mr. Lucas has served on our Board for nearly thirty years, including twenty-three years as a member of our Audit Committee. In addition, Mr. Lucas provides our Board with the perspective of an experienced and knowledgeable executive officer outside of the insurance industry. He has been associated with Gal-Tex Hotel Corporation since 1941, including thirty-nine years as its President.

E. Douglas McLeod(2)	68	Since 1982, Director of Development of The Moody Foundation (charitable and educational foundation); Chairman and Director of Moody Gardens, Inc. (charitable corporation); Attorney; Director of National Western Life Insurance Company, Austin, Texas; Director of ANREM Corporation (subsidiary real estate management corporation); Vice President and Director of Colonel Museum, Inc. (charitable organization); Director, San Jacinto Museum of History (charitable organization); Past Director and past Chairman of Center for Transportation and Commerce (charitable organization); Past Director and Executive Board Member, South Texas College of Law (law school); Past Member of State House of Representatives of the State of Texas (terms ended January 1983).	2004	1984 to 2004

		Mr. McLeod has experience as a lawyer and public servant, including as a state legislator, as well as experience in real estate development and non-profit administration. He brings a varied set of problem-solving skills and valuable insight to the Board.

			Year First	Years
			Appointed	Served
			Advisory	as a
Name	Age	Principal Occupation and Background	Director	Director

Robert L. Moody, Jr.	50	Since 1986, President and Director of Moody Insurance Group, Inc. (privately owned insurance agency); Director of Moody National Bank; Director of ANREM Corporation (subsidiary real estate management corporation); Director of HomeTown Bank, National Association (national bank); Director of The Moody Endowment (charitable organization); Ranching.

		Mr. Moody is the owner of Moody Insurance Group, Inc., a marketing consultant to the Company and one of the many significant producers marketing our products. Through this insurance agency experience, Mr. Moody brings the valuable perspective of an agent to our Board’s deliberations. In addition, Mr. Moody’s experience as an entrepreneur provides him with a broad perspective of business operations.	2009	1982 to 1987

(1)	The Moody Foundation owns 34.0% and the Libbie Shearn Moody Trust owns 50.2% of Gal-Tex Hotel Corporation.

(2)	Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer and controlling stockholder of National Western Life Insurance Company, a publicly traded life insurance company.
Family Relationships
Robert L. Moody, Sr., our Chairman of the Board and Chief Executive Officer, is the cousin of William L. Moody IV, one of our directors, and the brother-in-law of E. Douglas McLeod, one of our advisory directors. Russell S. Moody and Frances Anne Moody-Dahlberg, two of our directors, are children of Robert L. Moody, Sr. Robert L. Moody, Jr., a son of Robert L. Moody, Sr. and brother of Russell S. Moody and Frances Ann Moody-Dahlberg, is one of our advisory directors.
Board Leadership Structure
The Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most experienced with our business and most capable of effectively identifying present and future strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company does not have a lead independent director. Our independent directors bring experience, oversight and expertise from outside the Company and the industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.
The Board’s Role in Risk Oversight
Two committees lend support to the Board in reviewing the Company’s consideration of material risks and overseeing the Company’s management of material risks. The Audit Committee of the Board of Directors makes inquiries to senior management (including the Senior Executive Vice President, Corporate Risk Officer & Chief Actuary) about the Company’s risk assessment and risk management policies. These policies address our major financial risk exposures and the steps management has taken to monitor and mitigate these risks. In addition, the Company has formed a Management Risk Committee, comprised of several members of our senior management team, to coordinate the risk management efforts that occur within our business segments to (i) ensure alignment between our risk-taking activities and strategic objectives and (ii) ensure consistent application of enterprise risk management processes across all business units. The Management Risk Committee will provide periodic reports to the Board of Directors covering risk identification, risk limits and related significant breaches, returns on risk-adjusted capital, and information related to the development of the Company’s enterprise risk management program.

INFORMATION CONCERNING EXECUTIVE OFFICERS
The following is a list of our executive officers, other than Messrs. Moody and Ferdinandtsen, who are also directors, their current ages, and their positions and offices for the past five years. For executive officers who have been with us for less than five years, information is also provided with respect to the nature of their responsibilities undertaken with their prior employers during such time.

Name of Officer	Age	Position (Year Elected to Position)
James E. Pozzi	59	Senior Executive Vice President, Chief Administrative Officer (2008); Senior Executive Vice President, Corporate Planning, Systems and Life Administration (2004-2008)

Ronald J. Welch	64	Senior Executive Vice President, Corporate Risk Officer & Chief Actuary (2008); Senior Executive Vice President, Chief Actuary and Chief Corporate Risk Management Officer (2004-2008)

David A. Behrens	47	Executive Vice President, Independent Marketing (1999)

Bill J. Garrison	76	Executive Vice President, Director of Career Sales & Service Division (1988)

Michael W. McCroskey	66	Executive Vice President, Investments (1995); Treasurer (2001)

Gregory V. Ostergren	54	Executive Vice President, Director of Multiple Line (2000)

Dwain A. Akins	58	Senior Vice President, Corporate Affairs, Chief Corporate Compliance Officer (2006); Vice President, Corporate Compliance (2003-2006)

Albert L. Amato, Jr.	61	Senior Vice President, Life Insurance Administration (1994)

Scott F. Brast	46	Senior Vice President, Real Estate / Mortgage Loan Investments (2005); Vice President, Real Estate Investments (2000-2005)

Frank V. Broll, Jr.	60	Senior Vice President & Actuary (2005); Vice President & Actuary (1986-2005)

Gordon D. Dixon	64	Senior Vice President, Securities Investments (2004)

Bernard S. Gerwel	51	Senior Vice President, Chief MLEA Administrative Officer (2006); Senior Vice President, Marketing Information and Technology Services of American National Property and Casualty Company (2002).

Rex D. Hemme	61	Senior Vice President & Actuary (2005); Vice President & Actuary (1993-2005)

Johnny D. Johnson	57	Senior Vice President, Corporate Chief Information Officer (2008); Senior Vice President, Chief Information Officer (2007); Chief Information Officer, AEGON Financial Partners, AEGON USA (2002-2007)(charged with developing IT strategy and policy and overseeing an IT staff of approximately 450 employees for this financial services provider)

Bruce M. LePard	53	Senior Vice President, Human Resources (2006); Vice President, Human Resources of ING Investment Management, Inc. (2000-2005)(charged with the design and implementation of compensation, talent management and recruiting programs, HR management, and employee relations for this asset manager with over 5,000 employees worldwide)

James W. Pangburn	53	Senior Vice President, Credit Insurance Division (2004)

Stephen E. Pavlicek	63	Senior Vice President, Chief Financial Officer (2007); Senior Vice President, Controller (1996-2007)

Ronald C. Price	58	Senior Vice President, Chief Marketing Officer — Career Life Agencies (2004)

Steven H. Schouweiler	63	Senior Vice President, Health Insurance Operations (1998)

Shannon L. Smith	50	Senior Vice President, Chief Multiple Line Marketing Officer (July 2008); Program Marketing Manager of Meadowbrook Insurance Group (April 2008 — July 2008)(charged with identifying and developing business opportunities and creating and managing programs to enhance growth of this specialty property and casualty insurance holding company); Vice President — Marketing and Distribution of Lincoln General Insurance Company (July 2003 — October 2007)(charged with developing marketing and distribution strategies for this provider of property and casualty insurance to the transportation industry)

Hoyt J. Strickland	53	Senior Vice President, Career Sales and Service Division (April 2009); National Field Director, Career Sales and Service Division (2001 — April 2009)
There are no arrangements or understandings pursuant to which any officer was elected. All officers are elected annually by the Board of Directors and serve until their successors are elected and qualified, unless otherwise specified by the Board.

DIRECTOR ATTENDANCE AT MEETINGS
During the fiscal year ended December 31, 2009, the Board of Directors of the Company held a total of five (5) meetings. All of the nominees for director and all of the advisory directors attended at least 75% of the aggregate of (1) the total number of such meetings and (2) the total number of meetings held by all committees of the Board on which such nominees served during such year. It is the Company’s policy that all directors should make an effort to attend the Company’s annual meeting of stockholders. All directors attended the 2009 Annual Meeting.
DIRECTOR INDEPENDENCE AND BOARD COMMITTEES
The Board has determined, after considering all of the relevant facts and circumstances, that W. L. Moody IV, James D. Yarbrough, Arthur O. Dummer, Dr. Shelby M. Elliott and Frank P. Williamson, are “independent” from management in accordance with the NASDAQ listing standards. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with us. In making this determination, the Board considered the fact that W. L. Moody IV is related to other members of the Board and determined that the familial relationship did not impair his independence. The Board of Directors has also determined that all members of our Audit Committee satisfy applicable Audit Committee member independence requirements established under the Securities Exchange Act of 1934 (the “1934 Act”).
The Company’s Board has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Compensation Committee of the board of directors is referred to herein as the Board Compensation Committee to distinguish it from the Management Compensation Committee.
Audit Committee: Arthur O. Dummer, Chairman, Frank P. Williamson and James D. Yarbrough are the present members of the Audit Committee. The Audit Committee held seven (7) meetings and executed one (1) unanimous written consent during the Company’s last fiscal year. The Audit Committee is responsible for, among other matters, recommending the appointment of independent auditors for the Company, reviewing the activities and independence of such independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the Company’s reporting and internal controls, reviewing related party transactions, recommending the inclusion of the Company’s audited financial statements in the Company’s Annual Report, and meeting periodically with management and the Company’s independent auditors. Pursuant to the NASDAQ Marketplace Rules, all of the members of the Audit Committee are independent.
The Board of Directors has adopted a written Charter of the Audit Committee, and the Audit Committee reviews the Charter annually. The Audit Committee Charter is posted on the Company’s website and can be viewed by going to www.anico.com/committees.dhtml and clicking “Audit Committee Charter.” You may also obtain a printed copy of the Charter at no charge by writing the office of the Secretary at One Moody Plaza, Galveston, Texas 77550.
Board Compensation Committee: The Board Compensation Committee was established in 1975 to make recommendations as to the compensation of the Company’s executive officers. The present members of such committee are James D. Yarbrough, Chairman, Dr. Shelby M. Elliott and Frank P. Williamson. Pursuant to the NASDAQ Marketplace Rules, all of the members of the Compensation Committee are independent. The Board Compensation Committee held four (4) meetings during the Company’s last fiscal year.
The Board of Directors has adopted a written Charter of the Board Compensation Committee, and the Board Compensation Committee reviews the Charter annually. The Board Compensation Committee Charter is posted on the Company’s website and can be viewed by going to www.anico.com/committees.dhtml and clicking “Compensation Committee Charter.” You may also obtain a printed copy of the Charter at no charge by writing the office of the Secretary at One Moody Plaza, Galveston, Texas 77550. A description of the Company’s process and procedures for the consideration and determination of executive compensation is provided below in the “Compensation Discussion and Analysis.”
Consideration of Risks from Compensation Policies and Practices
In November 2009, the Board Compensation Committee requested Frederic W. Cook & Co., Inc. to perform an assessment of our compensation policies and practices to determine whether those programs encourage excessive risk taking that is reasonably likely to have a material adverse effect on us as a whole. Based on that review, the committee concluded that our compensation programs do not present any such adverse material risk. In reaching such conclusion, the Board Compensation Committee considered the size of our Company and the following features of our compensation programs that discourage excessive or unnecessary risk taking:
•	appropriate pay philosophy, peer group and other market comparability data, and market positioning to align with and support business objectives;

•
effective balance in: (i) cash and equity pay mix, (ii) short- and long-term performance focus, (iii) corporate, business unit, and individual performance focus and measurement; and (iv) financial and non-financial performance measurement together with top management and board discretion to manage pay appropriately; and

•	independent Board Compensation Committee oversight.

Nominating Committee: The Nominating Committee was established in 2004 to recommend to the Board director nominees to be submitted for election at each Annual Meeting of Stockholders. While there are no specific minimum qualifications that a potential nominee must possess, director nominees are evaluated based upon, among other things, their integrity, diversity of experience, business or other relevant experience, leadership, the ability to exercise sound judgment, satisfaction of applicable independence standards, civility, and ability to devote sufficient time to board matters. The Board of Directors and the Nominating Committee believe that, based on their knowledge of the needs and qualifications of the Board at any given time, the Board, with the help of the Nominating Committee, is best equipped to select nominees that will result in a well-qualified and well-rounded Board of directors. The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board. In addition, the Nominating Committee may (but is not required to) consider stockholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, stockholders should submit the recommendation to the Chairperson of the Nominating Committee in the manner described in the section of this Proxy titled “Communications with the Board of Directors.”
In making its nominations, the Board and the Nominating Committee identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the criteria for Board service are re-nominated. As to potential new candidates, it is expected that the Board and the Nominating Committee would discuss among themselves and members of management their respective recommendations and any recommendations submitted by stockholders and evaluate the qualifications, experience and background of the potential candidates. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is valuable that Board members represent diverse experience and viewpoints.
Dr. Shelby M. Elliott, Chairman, and Frank P. Williamson are the present members of the Nominating Committee. Pursuant to the NASDAQ Marketplace Rules, both members of the Nominating Committee are independent. The Nominating Committee held one (1) meeting during the prior fiscal year. After receiving the Nominating Committee’s recommendations, the full Board nominates the slate of directors to be presented to the Company’s stockholders at the Annual Meeting. The Board of Directors has adopted a written Charter of the Nominating Committee, and the Nominating Committee reviews the Charter annually. The Nominating Committee Charter is posted on the Company’s website and can be viewed by going to www.anico.com/committees.dhtml and clicking “Nominating Committee Charter.” You may also obtain a printed copy of the Charter at no charge by writing the office of the Secretary at One Moody Plaza, Galveston, Texas 77550.
Executive Committee: The Executive Committee was established in 1977 to act on behalf of the full Board of Directors, within certain limitations, between regular Board meetings. The present members of such committee are Robert L. Moody, Sr., Chairman; G. Richard Ferdinandtsen; and W. L. Moody IV. The Executive Committee held three (3) meetings during the Company’s last fiscal year.
The following sets forth Committee memberships as of the date hereof:

	Audit	Compensation	Nominating	Executive
Director	Committee	Committee	Committee	Committee

James D. Yarbrough	X	XX
Arthur O. Dummer[1]	XX
Dr. Shelby M. Elliott		X	XX
Frank P. Williamson	X	X	X
William L. Moody IV				X
Robert L. Moody, Sr.				XX
G. Richard Ferdinandtsen				X

X = Member

XX = Committee Chair

(1) Mr. Dummer is the financial expert on the Audit Committee, as defined and required by NASDAQ’s rules and by the 1934 Act.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to the Chief Executive Officer (“CEO”), Chief Financial Officer, and other executive officers included in the Summary Compensation Table, to whom we refer collectively as our “Named Executive Officers.” Specifically, this Compensation Discussion and Analysis addresses the following:
•	Oversight of our compensation programs;

•	Objectives of our compensation programs;

•	How we determine each element of compensation;

•	Elements of compensation; and

•	Other important compensation policies.
Oversight of Our Compensation Programs
The Board Compensation Committee oversees the compensation programs for our Named Executive Officers. The Board Compensation Committee is supported in its role by our Management Compensation Committee. The Management Compensation Committee is comprised of three of our most senior officers: G. Richard Ferdinandtsen, President and Chief Operating Officer; James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer; and Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary.
The compensation process for our Named Executive Officers begins with an annual evaluation by the Management Compensation Committee. As part of this evaluation process, the Management Compensation Committee considers our performance, internal equity and consistency, each executive officer’s individual performance over the prior year, any changes in responsibilities, and the future potential of each executive officer. The Management Compensation Committee also considers data available from professionally-conducted market studies obtained from a range of industry and general market sources.
Based on these evaluations, the Management Compensation Committee formulates recommendations with respect to (i) annual pay increases, (ii) performance criteria for incentive compensation, and (iii) long-term incentive grants, if any. The Management Compensation Committee does not make recommendations relating to the pay of our Chairman and CEO or our President and Chief Operating Officer. Following the review and approval of these recommendations by the Chairman and CEO, the President and Chief Operating Officer presents the Management Compensation Committee’s evaluations and recommendations to the Board Compensation Committee. The Board Compensation Committee makes its own determination of pay for the Chairman and CEO and the President and Chief Operating Officer with the advice of its outside consultant.
To evaluate the compensation of our Named Executive Officers and other senior executive officers relative to market comparables and to better inform the Board Compensation Committee in making fiscal 2009 compensation decisions, the Board Compensation Committee engaged Mercer (US) Inc. (“Mercer”), a global human resources consulting firm, to conduct a competitive evaluation of the Named Executive Officers’ compensation relative to a peer group and nationally published market surveys of executive compensation practices, and to evaluate total stockholder performance relative to the peer group and the S&P 500, as explained below under “Market Comparisons.” Following the receipt of Mercer’s report, the Board Compensation Committee approved the compensation of the Named Executive Officers and submitted its compensation recommendations to our Board of Directors. The Board of Directors approved those recommendations.
Objectives of Our Compensation Programs
The overall goal of our executive compensation programs is to retain and reward leaders who create long-term value for our stockholders. With this goal in mind, our compensation programs are designed to:
•	Attract and retain experienced, highly qualified individuals who are in a position to make significant contributions to our success;

•	Drive exceptional performance and motivate our executive officers to achieve desired financial results;

•	Provide our executives with opportunities to develop a significant ownership stake in the Company; and

•	Align the interests of our executive officers with the long-term interests of our stockholders.
How We Determine Each Element of Compensation
In determining the amounts of each element of compensation and the aggregate compensation for our Named Executive Officers, we review market practices as described under “Market Comparisons” below. We do not use any specific formulae or attempt to satisfy any specific ratio for compensation among our executive officers. We also do not generally target any particular allocation for base salary, annual incentive, or long-term equity awards as a percentage of total compensation. Final pay levels are decided based on a review of relevant market practices, the responsibilities and future potential of each executive, internal equity, and each executive’s ability to impact financial and operational results. Historically, our compensation programs have more heavily emphasized fixed compensation, while many of our peers place a greater emphasis on incentive compensation. However, during 2009 we modified our compensation program to place greater weight on performance-based compensation for our Named Executive Officers.

Market Comparisons
During 2008 and early 2009, Mercer evaluated the total direct compensation (consisting of base salary, annual incentives, and long-term incentives) of our Named Executive Officers relative to market practices. The compensation of each of our Named Executive Officers was compared to that of individuals in comparable positions among a peer group of companies listed below, and to nationally published compensation survey data.
The peer group consists of companies that compete with us for talent, face similar challenges in the financial services sector, and have senior executives with comparable responsibilities. Peer group fiscal 2008 revenues ranged from $0.8 billion to $5.0 billion (median revenues of $2.8 billion), and assets ranged from $6.3 billion to $41.8 billion (median assets of $15.2 billion). Our revenues were approximately $2.5 billion in 2008, and our assets were approximately $18.4 billion at the end of 2008. The peer group is comprised of the following companies:
W.R. Berkley Corporation
Cincinnati Financial Corporation
The Hanover Insurance Group, Inc.
HCC Insurance Holdings, Inc.
Horace Mann Educators Corporation
Old Republic International Corporation
Phoenix Companies, Inc.
Protective Life Corporation
StanCorp Financial Group, Inc.
Torchmark Corporation
Transatlantic Holdings, Inc.
Unitrin, Inc.
White Mountains Insurance Group, Ltd.
The published survey data covers a broader set of companies, including many if not all of the peer companies within the insurance industry. The specific surveys used for fiscal 2009 were:
•	Mercer’s Global Executive Remuneration Survey;

•	Mercer’s 2008 US Financial Services — Insurance Compensation Survey;

•	Watson Wyatt’s 2008/2009 Survey Report on Top Management Compensation;

•	Watson Wyatt’s 2008/2009 Survey Report on Health, Annuity, & Life Insurance Positions;

•	Watson Wyatt’s 2008/2009 Survey Report on Property & Casualty Insurance Positions; and

•	LOMA’s 2008 Executive Compensation Survey Report.
Key findings of Mercer’s evaluation for 2009 were as follows:
•
The total direct compensation of our Chairman and CEO and our President and Chief Operating Officer was in the top quartile of the peer and survey organizations and approximated the median of the peer and survey organizations.

•	The total direct compensation of our other Named Executive Officers was in the bottom quartile of the peer and survey organizations, primarily as a result of below-market long-term incentives.

•
Our pay mix for all executives emphasized fixed compensation over “at risk” or performance-based pay. Mercer also found that while our Chairman and CEO’s pay mix was heavily weighted toward base salary, his interests were adequately aligned with stockholders given his significant stock ownership.

•	Short term incentive compensation of each of the Named Executive Officers was in the bottom quartile of the peer group and the bottom half of the survey organizations.

•	Long-term incentive compensation of each of the Named Executive Officers significantly lagged the 25th percentile of the peer group and survey organizations.
In response to these findings, the Company designed the 2009 compensation program with the following objectives in mind: (1) to reallocate the total direct compensation of the Chairman and CEO among base salary, short-term incentive and long-term incentive to better align his pay mix with the market’s emphasis on performance-based pay, and (2) to enhance the market competitiveness of total direct compensation and pay-mix for all other Named Executive Officers by placing greater emphasis on performance-based pay.

Elements of Compensation Provided to the Named Executive Officers and Why We Pay Each Element
The following table lists the primary elements of our executive compensation program and the primary purpose of each element. Additional explanation of each element follows the table.

Element	Purpose

Base Salary	Provides a fixed level of competitive compensation

Annual Incentive Compensation	Focuses executive attention on key financial and operational performance measures

Long-Term Incentive Compensation (consisting of restricted stock units, restricted stock and stock appreciation rights)	Aligns the interests of executives with long-term stockholder value and retains executive talent

Retirement Benefits (consisting of qualified and non-qualified Company pension plans and the Company’s 401(k) plan)	Assists executives in providing for their financial security and future personal needs

Welfare Benefits (consisting of basic and supplemental health insurance, disability protection, and life insurance)	Assists executives in providing for their current personal needs
Base Salary
Base salary is an important component of total compensation for our Named Executive Officers, and it is vital to our goal of recruiting and retaining executive officers with proven abilities. Base salaries are determined for each Named Executive Officer based on abilities, qualifications, accomplishments, and prior work experience. Adjustments are considered annually based on current market data, the consistency of the executive officer’s individual performance over the prior year, changes in responsibilities, future potential and internal equity.
For 2009, a significant change was made to the base salary of our Chairman and CEO. As part of Mercer’s recommendation to shift the pay mix away from fixed compensation into incentive-based compensation, the base salary of the Chairman and CEO was reduced from $5 million to $2 million; correspondingly, his annual performance-based incentive opportunity was substantially increased. This shift better aligns the pay mix of the Chairman and CEO with the market and increases the portion of his base salary that is deductible under Section 162(m) of the Internal Revenue Code.
We implemented a base salary freeze for all other Named Executive Officers during 2009, due to market conditions in the financial services industry, while increasing the annual incentive opportunities available to these executive officers to enhance the competitiveness of their total compensation and pay mix where needed.
Annual Incentive Compensation
Our Named Executive Officers participate in the Executive Incentive Compensation Program. Eligibility to participate in this program is determined by our Board Compensation Committee and approved by the Board of Directors. Payouts are based on actual performance relative to predetermined performance objectives across a range of performance measures that the executive has the ability to impact. All incentive compensation is subject to review and approval by the Board Compensation Committee and the Board of Directors, both at the time of the setting of the performance objectives and at the time of payment of the annual incentive award. In order to receive an incentive compensation payout, an executive must be employed by the Company at the time of payout; provided, however, that in the event of death, disability or normal retirement after the age of 65 prior to such payout, the payout will be prorated for the portion of the calendar year up to the date of death, disability or retirement.
Incentive Opportunities: Annual incentive opportunities are expressed as a percentage of base salary. For each applicable performance measure, there are three levels of performance objectives (Level 1, Level 2, and Level 3), with increased incentive opportunities associated with each level. Once a Level 1 performance objective is reached for a particular performance measure, the actual amount of the award will be prorated toward each subsequent performance objective for that performance measure. For example, a Named Executive Officer who, as of the end of the year, has met a Level 1 performance objective for a particular performance measure and is halfway toward his Level 2 performance objective for that particular performance measure would receive his Level 1 award plus 50% of the additional award attributable to Level 2 achievement for that measure. Incentive awards for individual performance measures are capped at Level 3; however, a Named Executive Officer cannot earn an aggregate annual incentive award in excess of the amount he would receive if he were to satisfy all performance measures at Level 2 (target). In other words, a Named Executive Officer may earn a payout consistent with Level 3 for a particular performances measure, but the total incentive award in aggregate is capped at the sum of Level 2 performance for each of the measures.
Following Mercer’s analysis, the Board Compensation Committee increased the incentive opportunities available to the Named Executive Officers in 2009. In the case of the Chairman and CEO, this increase reflected increased risk for such executive as a result of the reallocation of a significant portion of his base salary to annual incentive compensation. In the case of the President and Chief Operating Officer, the increase was to better align the pay mix of such executive’s compensation to the market. For all other Named Executive Officers, the increase in incentive opportunities was intended to enhance the competitiveness of their total direct compensation and better align their pay-mix with the market.

Incentive Payouts: In prior years, annual incentive awards were settled entirely in cash. In 2009, however, we modified the Executive Incentive Compensation Program to make a portion of the incentive award subject to longer-term performance. The total incentive, when earned, is now paid out 60% in cash and 40% in Restricted Stock Units (“RSUs”) for each of the Named Executive Officers, except the Chairman and CEO. Because the Chairman and CEO is a significant stockholder and his base salary was substantially reduced for 2009, his annual incentive will be paid 70% in cash and 30% in RSUs. Payment of a portion of the annual incentive in RSUs permits the Executive Incentive Compensation Program to serve both annual and long-term compensation purposes and better aligns our pay-mix with market practices.
The aggregate annual incentive award earned that is allocable to RSUs is divided by the market price of our Common Stock on a predetermined date to set the number of RSUs awarded to each Named Executive Officer. Fractional RSUs are not awarded, but amounts representing a fractional unit are paid in cash. RSUs are converted into shares of Common Stock on a one-for-one basis two years after the date issued, provided that the executive remains employed with the Company until such time. The employment service requirement will be waived in the event of death, disability or normal retirement after the age of 65, and RSUs will convert to shares of Common Stock upon any such event. Because the executive bears the risk of the difference in the market value of our Common Stock at the time the RSUs were awarded and the value of such stock at the time the RSUs are converted into shares, the portion of the annual incentive paid in RSUs provides an additional incentive for each Named Executive Officer to remain a major contributor to the future growth and success of the Company. RSUs have no voting or dividend rights.
During 2009, the Company’s Chairman and CEO and the Company’s President and Chief Operating Officer were eligible to receive quarterly incentive payments under the Executive Incentive Compensation Program. Because the potential incentive payout for these two Named Executive Officers constitutes a substantial portion of their compensation, we decided to spread the payout throughout the year. Quarterly payments were based on the total incentive award that was projected for 2009 based on year-to-date performance following the end of the first three quarters of 2009. The amount payable for any quarter was discounted by 20%, and then pro-rated by the percentage of the annual incentive to be paid in cash. Amounts paid in prior quarters were subtracted from payments due in subsequent quarters. In February 2010, the Company paid the Company’s Chairman and CEO and the President and Chief Operating Officer the amount of the cash portion of the annual incentive award earned for 2009 that was in excess of the quarterly payments made following the first three quarters of 2009. Cash incentive award payments to our Chairman and CEO and our President and Chief Operating Officer for the first three quarters of 2009 totaled $3,234,000 and $439,340, respectively, and the final cash incentive payment to each was $2,156,046 and $315,444, respectively.
Performance Measures: The Board Compensation Committee generally establishes specific performance measures and the corresponding levels of performance objectives for each of our Named Executive Officers after consideration of our annual corporate plan and after review of recommendations from the Management Compensation Committee. The specific performance measures and performance objectives for the 2009 Executive Incentive Compensation Plan were approved in February 2009 and communicated to the Named Executive Officers in March 2009.
Named Executive Officers are reasonably likely to meet some, but not all, Level 1 objectives. Achievement of a Level 2 payout generally means that the Named Executive Officer’s performance has met yearly objectives established under our annual corporate plan. The Board Compensation Committee considers Level 2 objectives to be aggressive. Level 3 objectives are established at levels above and beyond the expected achievement associated with a particular performance measure.
Performance measures used in the 2009 Executive Incentive Compensation Program are listed and explained below. Specific performance measures are selected for each Named Executive Officer based on the financial and operational measures that he has the ability to impact. Not all measures are used for every Named Executive Officer.
1.	Consolidated Operating Revenues. This is total revenues less amounts reported as realized gains and losses.

2.
Five Year Average Adjusted After Tax Net Gain from Operations (as a percentage of stockholders’ dividends). Adjusted After Tax Net Gain from Operations is equal to net income less after-tax net realized gains and losses.

3.
Return on Equity from Insurance Lines (adjusted for unusual items). This is After Tax Net Gain from Operations for the insurance lines (adjusted for unusual items) divided by the equity assigned to the insurance lines.

4.	Total Corporate Return on Equity: This is adjusted gain divided by adjusted equity.
•	Adjusted gain is consolidated net income, adjusted for changes in unrealized capital gains/losses, and adjusted for unusual items.

•	Adjusted equity is beginning stockholder’s equity minus unrealized gain/loss on bonds (FAS 115).
5.
Weighted Direct Earned Premium: This is the total weighted direct earned premium, which is premium income to us that is weighted in accordance with industry standards for measuring premium. Pursuant to such standards, recurring premiums are weighted at 100%, and single life premiums, excess life premiums, and annuity deposits are weighted at 10% of the actual amount received. Direct earned premium refers to premium actually received.

6.	Shared Services Controllable Costs: This is the actual controllable non-distribution related operating expenses for our home office, San Antonio, and League City, Texas operations.

7.
Timeliness of Report: This represents the average working days past the end of the month until our monthly operating reports are distributed, excluding the month of January and the end of each quarter.

Adjustments may be made for extraordinary occurrences in a particular year that are not expected to recur. Any such adjustments are reported to the Board of Directors and approved by the Board Compensation Committee and could include such unusual items as unexpected litigation against us. The amount of incentive award payable based on performance measures unrelated to earnings is reduced by 50% of the calculated amount if a certain threshold Return on Equity from Insurance Lines is not achieved. This resulted in adjustments for each Named Executive Officer whose applicable performance measures included Weighted Direct Earned Premium or Timeliness of Report. The table below shows the performance measures and their relative weightings as a percentage of the total incentive opportunity for each Named Executive Officer during 2009.
2009 Annual Incentive Performance Measures and Weightings for the
Named Executive Officers

Performance
Measure	Moody	Ferdinandtsen	Welch	Pozzi	Pavlicek
Consolidated Operating Revenues	12%	22.2%	22.5%	22.5%	10%
Five Year Average Adjusted After Tax Net Gain from Operations	52%	11.2%	10%	10%	20%
Return on Equity from Insurance Lines	12%	22.2%	22.5%	22.5%	20%
Total Corporate Return on Equity	12%	22.2%	22.5%	—	—
Weighted Direct Earned Premium	12%	22.2%	22.5%	22.5%	10%
Shared Services Controllable Costs	—	—	—	22.5%	20%
Timeliness of Report	—	—	—	—	20%
The next table shows each performance measure and the Level 1, Level 2 and Level 3 goals associated with each, along with actual 2009 performance with respect to each performance measure. Information regarding our performance measures is provided in the limited context of our Executive Incentive Compensation Program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Performance		Level 2
Measure	Level 1	(Target)	Level 3	2009 Actual
Consolidated Operating Revenues	$2.75 billion	$2.85 billion	$2.95 billion	$3.03 billion
Five Year Average Adjusted After Tax Net Gain from Operations	50% of stockholders’ dividend	75% of stockholders’ dividend	100% of stockholders’ dividend	186% of stockholders’ dividend
Return on Equity from Insurance Lines	7.8%	8.3%	8.8%	1.4%
Total Corporate Return on Equity	6.5%	7.0%	7.5%	15.4%
Weighted Direct Earned Premium	$2.0 billion	$2.1 billion	$2.2 billion	$2.1 billion
Shared Services Controllable Costs	$115.5 million	$113.5 million	$111.5 million	$123 million
Timeliness of Report	17 days	15 days	13 days	17.3 days
A Named Executive Officer’s aggregate incentive opportunity is equal to the sum of the incentive opportunities tied to the specific performance measures applicable to that individual. As noted above, incentive opportunities are expressed as a percentage of base salary.

Following the completion of the 2009 performance year, the Board Compensation Committee assessed the performance of the Named Executive Officers against the objectives established at the beginning of the year in order to determine the aggregate incentive award payable to each. The actual aggregate annual incentive award payment for 2009 to the Named Executive Officers ranged from 24% to 385% of their respective base salaries.
The following table shows how each Named Executive Officer performed relative to his aggregate Level 1 and Level 2 award opportunities. As noted above, each Named Executive Officer’s maximum aggregate incentive that may be earned is limited to the sum of the Level 2 award opportunities for all performance measures applicable to the specific executive; therefore, aggregate Level 3 opportunities are not shown below. Actual performance relative to each specific performance measure is disclosed in the table immediately above.
2009 Potential Aggregate Incentive Opportunities as a Percentage of Base Salary
for the Named Executive Officers Compared to Actual Aggregate Incentive Award Earned

			Actual Aggregate
			Incentive Award
Name/Title	Level 1	Level 2	Earned
Robert L. Moody, Sr., Chairman of the Board of Directors and CEO	192.5%	385%	385%
G. Richard Ferdinandtsen, President and Chief Operating Officer	80%	160%	126%
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Management Officer & Chief Actuary	50%	100%	78%
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	50%	100%	44%
Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	25%	50%	24%
Long-Term Incentive Compensation
In 1999, our Board of Directors and stockholders approved the American National Insurance Company 1999 Stock and Incentive Plan (the “1999 Plan”). All of our employees, as well as directors and consultants of American National Insurance Company, are eligible to participate in the 1999 Plan. The Plan is administered by our Board Compensation Committee. The 1999 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights (“SARs”), in tandem with stock options or freestanding; (3) restricted stock and RSUs; (4) performance awards; and (5) other stock-based awards.
None of our Named Executive Officers received awards under the 1999 Plan during 2009. Prior to 2010, we generally made grants under the 1999 Plan every three years. Such grants were made following a general, discretionary evaluation of a large group of individuals eligible for inclusion in the 1999 Plan. Until 2010, we have made grants only of restricted stock and freestanding SARs.
In 2009, following the recommendation of Mercer, the Board Compensation Committee provided for the award of RSUs under the 1999 Plan through the annual Executive Incentive Compensation Plan, as discussed above. The Board Compensation Committee may reduce the annual incentive award at the committee’s discretion and decided to take such action for 2009 compensation. For the Company’s Chairman and CEO and for the Company’s President and Chief Operating Officer, the number of RSUs awarded in 2010 for 2009 performance was reduced by 16,667 and 6,667, respectively, because of Restricted Stock grants previously made to these executives in 2008. We awarded the Chairman and CEO and the President and Chief Operating Officer 50,000 shares and 20,000 shares of Restricted Stock, respectively, in 2008. The reduction of 16,667 RSUs and 6,667 RSUs represents one-third of the 2008 grants of 50,000 shares and 20,000 shares, respectively. At the time we made these Restricted Stock grants, we intended that additional equity awards would not be made for three years. The one-third reduction preserves this intent by considering such portion as having been previously awarded. As a result of this reduction, no RSUs were issued in 2010 to our President and Chief Operating Officer. RSUs were issued to the remaining Named Executive Officers in March 2010 as follows, in accordance with the satisfaction of applicable performance measures under the 2009 Executive Incentive Compensation Plan:

Robert L. Moody, Sr., Chairman of the Board of Directors and CEO	4,469 RSUs
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Management Officer & Chief Actuary	1,161 RSUs
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	662 RSUs
Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	197 RSUs

Going forward, we intend to make grants of RSUs under the 1999 Plan on an annual basis, by paying a portion of the annual incentive in RSUs. We believe that providing equity opportunities on an annual basis will provide stronger retention incentives for our executive officers and mitigate pricing problems in a volatile market through more frequent grants. In addition, increasing long term incentive opportunities will improve our competitive positioning with respect to such compensation.
Pay Mix
As discussed above, in 2009 we made significant changes to the compensation program. The objective was to adjust the delivery of compensation to emphasize incentive-based pay and become more closely aligned with market practices. In 2009, base salary represented 21%, 38%, and 51% of target compensation for the Chairman and CEO, President and Chief Operating Officer, and the next eight most senior executive officers, respectively. In comparison, base salary represented 61%, 46% and 66% of target compensation during 2008 for the Chairman and CEO, President and Chief Operating Officer, and such other officers, respectively.
Retirement Benefits
We maintain Company-sponsored retirement and deferred compensation plans for the benefit of our salaried employees, including our Named Executive Officers. These benefits are designed to assist employees, including our Named Executive Officers, in providing for their financial security and personal needs. Specifically, we maintain a qualified pension plan and non-qualified deferred compensation plans. The purpose of the non-qualified deferred compensation plans is to restore curtailments of benefits under the qualified plan required to comply with the Internal Revenue Code of 1986, as amended (the “Code”). Each of these plans, and the benefits provided under each to the Named Executive Officers, is further discussed below in connection with the “Pension Benefits” table.
The Named Executive Officers are also eligible to participate in our 401(k) Plan, which is a Company-wide, tax-qualified retirement plan. The intent of the plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Code annual limits. We do not match employee contributions in our 401(k) Plan.
Other Benefits
Basic health benefits, disability protection, life insurance and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and their family members. Each of our Named Executive Officers, as well as all of our officers at the level of vice president and above, participates in our Merit Plan, an insured medical plan that supplements our core medical insurance plan. The Merit Plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses that are not covered by the core medical insurance plan. Such coverage is limited to medical expenses that could be deducted by the recipient for federal income tax purposes.

Perquisites
The perquisites and benefits provided to each Named Executive Officer during 2009 are included in the “All Other Compensation” column of the Summary Compensation Table and are reported in further detail in the “All Other Compensation Table — Named Executive Officers.” While in the past perquisites may have represented a material component of compensation for some of our Named Executive Officers, our current compensation practices have reduced these benefits and their percentage of total compensation.
Other Important Compensation Policies Affecting Named Executive Officer Compensation
Employment and Severance Contracts. In general, it is our Board of Director’s policy not to enter into employment agreements with, or provide executive severance benefits to, our executive officers beyond those generally available to our salaried employees. As a result, our Named Executive Officers serve at the pleasure of the Board and are “at will” employees.
Trading in Our Stock Derivatives. Our Insider Trading Policy prohibits executive officers from purchasing or selling options on our Common Stock, engaging in short sales with respect to our Common Stock, or trading in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to our Common Stock.
Tax Deductibility of the Named Executive Officers’ Incentive and Equity Compensation. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a corporation’s chief executive officer and the three other most highly compensated executive officers, excluding the chief financial officer. This limitation applies only to compensation that is not considered “performance based” as defined in Section 162(m) rules. We were not subject to Section 162(m) until 2009, following our registration with the Securities and Exchange Commission (the “SEC”).
In designing our 2009 compensation programs, the Board Compensation Committee considered the effects of Section 162(m) together with other factors relevant to our business needs. The Board Compensation Committee intends, to the extent it deems desirable, to take steps to preserve the deductibility of the compensation we pay. However, the Board Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).
We believe that the 2010 compensation to be paid to our Named Executive Officers will be fully deductible under Section 162(m), except for a portion paid to our Chairman and CEO.
Independent Compensation Consultant
As noted above, the Board Compensation Committee retained Mercer to provide information, analyses, and advice regarding our 2009 executive compensation program. Mercer performed the following services for the Company:
•	Evaluated the competitive positioning of our top ten executives’ base salaries, annual incentive and long-term incentive compensation relative our primary peers and the broader insurance industry;

•	Assessed the alignment of our compensation levels for the Named Executive Officers relative to the performance of the Company against our primary peers;

•
Assisted with the development of the 2009 compensation program for our top ten executives, including recommendations for base salary, incentive compensation opportunity, the performance required to earn such incentives, and the form of incentives to be provided in cash and equity;

•	Provided input on changes to the American National Insurance Company 1999 Stock and Incentive Plan document for compliance with Section 162(m) of the Internal Revenue Code;

•	Briefed the Board Compensation Committee on executive compensation trends among our peers and the broader industry; and

•	Provided ongoing advice to the Board Compensation Committee as needed for ad hoc requests related to the determination of the amount and form of executive compensation.
In October of 2009, following the move by the Mercer lead consultant with whom the Company had worked to Frederic W. Cook & Co., Inc. (“Cook & Co.”), the Board Compensation Committee retained Cook & Co. to provide information, analyses, and advice regarding compensation in 2010. As was the case with Mercer, the Cook & Co. consultant reports directly to the Board Compensation Committee chair. Neither Mercer nor Cook & Co. has provided any services to us other than advice and recommendations with respect to the determination of the amount and form of executive compensation.
The Board Compensation Committee has established procedures that it considers adequate to ensure that the compensation consultant’s advice to the committee remains objective and is not influenced by our management. For Mercer, these procedures included the following: a direct reporting relationship of the Mercer consultant to the committee chairman; a provision in the committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the committee on Mercer’s financial relationship with us, including a summary of the work performed for us during the preceding twelve months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for us has a reporting relationship and compensation determined separately from Mercer’s other lines of business.

For Cook & Co., the procedures to ensure that the consultant’s advice remains objective are similar to those noted above. Additionally, Cook & Co. has no service lines other than executive compensation consulting, so the potential for any conflict of interest as a result of providing other services to the Company has been removed.
With the consent of the Board Compensation Committee chair, the independent compensation consultant may, from time to time, contact our executive officers for information necessary to complete its assignments and may make reports and presentations to and on behalf of the committee that the executive officers also receive.
All of the decisions with respect to determining the amount or form of executive compensation under our executive compensation programs are ultimately made by our Board of Directors upon the recommendation of the Board Compensation Committee and may reflect factors and considerations other than the information and advice provided by the compensation consultant.
COMPENSATION COMMITTEE REPORT
The Board Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Board Compensation Committee, the Board Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Submitted by the Board Compensation Committee:
James D. Yarbrough, Chairman
Dr. Shelby M. Elliott
Frank P. Williamson

Summary Compensation Table
The following table sets forth all of the compensation awarded to or earned by the Named Executive Officers for the year ended December 31, 2009. None of the Named Executive Officers has a written or unwritten employment agreement or arrangement with us.

							Change in
							Pension Value
							and Non-
							qualified
						Non-Equity	Deferred
Name and				Stock	SAR	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	(a)	(b)	(c)	(d)	(e)	(f)	(g)		Total
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	2009	$2,000,000	$157	$416,813	$0	$5,390,000	$13,926,478	$591,984	*	$22,325,432
	2008	$5,000,000	$157	$5,824,000	$0	$1,350,000	$5,788,062	$603,599	*	$18,565,818

G. Richard Ferdinandtsen, President and Chief Operating Officer	2009	$1,000,000	$157	$24,714	$0	$754,774	$3,461,612	$196,679	*	$5,437,936
	2008	$1,000,000	$158	$2,329,600	$0	$240,000	$1,458,632	$199,911	*	$5,228,301

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	2009	$408,887	$136	$81,759	$0	$190,419	$539,636	$23,363		$1,244,200
	2008	$402,221	$136	$0	$265,541	$72,400	$483,255	$18,616		$1,242,169

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2009	$412,425	$136	$82,468	$0	$108,552	$360,037	$27,366		$990,984
	2008	$404,092	$136	$0	$265,541	$122,039	$282,622	$24,286		$1,098,716

Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	2009	$252,362	$136	$25,201	$0	$32,426	$236,402	$29,308		$575,835
	2008	$248,493	$136	$0	$113,803	$45,052	$203,564	$24,774		$635,822

*	Consists primarily of dividends on restricted stock, as shown in the “All Other Compensation Table — Named Executive Officers” below.
Column (a) — Salary. These amounts represent base salary, including any amount of base salary the Named Executive Officer may have contributed to our 401(k) plan.
Column (b) — Bonus. These amounts reflect an annual holiday bonus paid in December.
Column (c) — Stock Awards. For 2009, the values shown for each Named Executive Officer represent the grant date fair value of conditional performance-based restricted stock units granted during 2009, but not issued until 2010, based on the probable outcome (as of the grant date) of the performance based conditions applicable to the awards. For this purpose, the probable outcome is based on achievement at threshold performance levels (Level 1, as discussed in the Compensation Discussion and Analysis above), calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, based on a stock price at grant (February 26, 2009) of $44.29. Named Executive Officers are reasonably likely to meet some, but not all, Level 1 objectives. The amounts in the table do not correspond to the actual value that is ultimately recognized by the Named Executive Officers. See the Grants of Plan-Based Awards table below for further information on these performance-based restricted stock units. As discussed above in the “Annual Incentive Compensation” section of the Compensation Discussion and Analysis, the Board Compensation Committee reduced the number of RSUs to be awarded to Mr. Moody and Mr. Ferdinandtsen for 2009 performance by 16,667 RSUs and 6,667 RSUs, respectively, to account for grants of restricted stock made to these officers in 2008.

For 2008, the values shown represent grants of restricted stock to Mr. Moody and Mr. Ferdinandtsen pursuant to the American National Insurance Company 1999 Stock and Incentive Plan. The values shown for such restricted stock represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. The restricted stock granted in 2008 will vest fully in 2018 provided that the recipient remains employed with the Company continuously until such time. In addition, such stock will fully vest upon the death or disability of the recipient or, with the Board of Director’s consent, upon the recipient’s retirement. Dividends on restricted stock are included in Column (g) — All Other Compensation. Further information regarding the American National Insurance Company 1999 Stock and Incentive Plan is provided below.
Column (d) — SAR Awards. No stock appreciation rights (“SARs”) were awarded to our Named Executive Officers during 2009. For 2008, the values shown represent SARs granted to the Named Executive Officers pursuant to the American National Insurance Company 1999 Stock and Incentive Plan. The numbers for 2008 in Column (d) represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Such amounts do not represent cash payments made to Named Executive Officers, amounts realized, or amounts that may be realized by the Named Executive Officers. These SARs are cash-settled. SARs exercised during 2009 are reflected in the “SARs Exercised and Restricted Stock Vested” table below. SAR grants vest 20% per year over a five-year period beginning the first anniversary of the grant. Vested SARs have a life of five years from the date of vesting. The SARs granted during 2008 have an exercise price of $116.48, the closing price of our Common Stock on May 1, 2008, the grant date. Our Common Stock had a closing price of $73.73 per share on December 31, 2008. The grant date fair values shown in the table above have been estimated using a Black-Scholes-Merton option pricing model. For purposes of this calculation, the 2008 SAR grant to each recipient Named Executive Officer was separated into five tranches based on the vesting schedule described above in this paragraph. The grant date fair value shown in the table above is the sum of the grant date fair values for each tranche. For Mr. Pozzi and Mr. Welch, the 2008 SAR grant was separated into five tranches of 1,400 SARs per tranche. For Mr. Pavlicek, the 2008 SAR grant was separated into five tranches of 600 SARs per tranche. The common assumptions used in determining the grant date fair value of each tranche were an annual dividend rate of 0% and a stock price at grant (May 1, 2008) of $116.48. The other assumptions used for each tranche are as follows:

	Expected
	Annual	Safe Harbor	Risk Free
	Volatility	Expected Life	Rate of Return
Tranche 1 (first 20% to vest)	25.38%	3.5 years	2.53%
Tranche 2 (next 20% to vest)	25.70%	4.5 years	2.53%
Tranche 3 (next 20% to vest)	28.75%	5.5 years	3.06%
Tranche 4 (next 20% to vest)	29.71%	6.5 years	3.06%
Tranche 5 (final 20% to vest)	34.67%	7.5 years	3.36%
The risk free rate of return used for each tranche is the annual percentage yield of U.S. government securities (Treasury Constant Maturities) for the term of the safe harbor expected life of each tranche.
Column (e) — Non-Equity Incentive Plan Compensation. These amounts show the annual incentives paid in cash under the Executive Incentive Compensation Program for 2009 and 2008 performance. The amounts for 2009 are further described in the Compensation Discussion and Analysis section above and in the Grants of Plan-Based Awards table below. For 2008, the entire incentive opportunity was paid in cash. For all Named Executive Officers, the amounts shown in this column represent annual incentive compensation under such program.
Column (f) — Change in Pension Value and Nonqualified Deferred Compensation Earnings. These amounts represent the 2009 and 2008 increase in the present value of each Named Executive Officer’s benefits under our tax-qualified pension plan and nonqualified pension plan. For Mr. Moody and Mr. Ferdinandtsen, the amounts shown include in-service distributions from the Company’s non-qualified and qualified pension plans. The Pension Benefits Table below has more information. There is no nonqualified deferred compensation plan for the Named Executive Officers.
Column (g) — All Other Compensation. These amounts include the items in the table below. Mr. Welch is provided membership in the South Shore Harbour Country Club in League City, Texas, a facility owned by a subsidiary, in connection with his service to our Company. Because we incur no incremental cost in providing such membership, no amount is disclosed for this benefit. Amounts included in this column are further detailed in the table that follows.

All Other Compensation Table — Named Executive Officers

		Restricted	Group Life
Name and		Stock	Insurance
Principal Position	Year	Dividends	Premium(1)	Perquisites		Total
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	2009	$539,000	$0	$52,984	(2)(3)(4)	$591,984
	2008	$577,500	$1,112	$24,987	(2)(3)(4)	$603,599

G. Richard Ferdinandtsen, President and Chief Operating Officer	2009	$169,400	$0	$27,279	(2)(4)(5)	$196,679
	2008	$169,400	$1,112	$29,399	(2)(3)(4)(5)	$199,911

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	2009	$0	$396	$22,967	(2)(3)(5)	$23,363
	2008	$0	$396	$18,220	(2)(5)	$18,616

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2009	$0	$258	$27,108	(2)(3)(5)	$27,366
	2008	$0	$258	$24,028		$24,286

Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	2009	$0	$396	$28,912	(2)(3)	$29,308
	2008	$0	$792	$23,982	(2)(3)	$24,774

(1)	We provide group life insurance coverage to all salaried employees. The amount included in the table represents the premium for such coverage for each Named Executive Officer.

(2)
Includes our Merit Plan benefit. The Merit Plan is an insured medical plan that supplements our core medical insurance plan. Coverage under the Merit Plan is provided for all officers of the level of vice president and above, as well as for their spouses and any dependents. The Merit Plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses that are not covered by the core medical insurance plan. Benefits under the Merit Plan are taxable to the recipient only to the extent such benefits are provided for medical expenses that would not be deductible by the recipient for federal income tax purposes. The Merit Plan is underwritten by National Western Life Insurance Company, of which Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer, and the controlling stockholder. Total premium and fees paid to National Western Life Insurance Company for all Merit Plan participants in 2009 was $1,300,010. As there is no individual underwriting or individual premium assessed in connection with the Merit Plan, the amount shown in the table is an average premium computed by dividing the total premium for all Merit Plan participants by the number of participants.

(3)
Includes guest travel, lodging, leisure, and food and beverage at our business conferences or other events. The amount of such perquisite to Mr. Moody during 2009 was $31,705. The amount of such perquisite to the other Named Executive Officers did not exceed thresholds for specific numerical disclosure under applicable proxy disclosure rules, although the value of such benefit is included in the Perquisites column.

(4)	Includes an automobile allowance.

(5)	Includes dining club membership.

Grants of Plan-Based Awards
The following table has information about grants made under our 2009 Executive Incentive Compensation Program. Please see the “Annual Incentive Compensation” section of the Compensation Discussion and Analysis above for a more complete description of this program. No other plan-based awards were made to our Named Executive Officers during 2009.

					Estimated Possible Payouts Under
					Equity Incentive Plan Awards
								Grant Date
		Estimated Possible Payouts Under						Fair Value
		Non-Equity Incentive Plan Awards						of Stock
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	2/26/09	$2,695,000	$5,390,000	*	$1,155,000	$2,310,000	*	$416,813

G. Richard Ferdinandtsen, President and Chief Operating Officer	2/26/09	$480,000	$960,000	*	$320,000	$640,000	*	$24,714

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	2/26/09	$122,667	$245,332	*	$81,778	$163,555	*	$81,759

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2/26/09	$123,728	$247,455	*	$82,485	$164,970	*	$82,468

Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	2/26/09	$37,854	$75,709	*	$25,236	$50,472	*	$25,201

*	For 2009, non-equity and equity incentive compensation was capped at the applicable target opportunity for each Named Executive Officer.
Column (a) — Grant Date. This is the effective date of an award, the date upon which the incentive award opportunity was approved by the Board of Directors upon recommendation of the Board Compensation Committee.
Column (b) — (d) — Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. These columns include the threshold and target cash award opportunities for each Named Executive Officer under the 2009 Executive Incentive Compensation Program that relate to 2009 performance targets. Under this program, each Named Executive Officer may receive an annual incentive award payable in a combination of cash and restricted stock units (“RSUs”), with final payouts based on actual performance relative to predetermined performance objectives across a range of performance measures. For each Named Executive Officer other than the Chairman and CEO, the annual incentive award is paid out 60% in cash. The annual incentive award is paid out 70% in cash for the Chairman and CEO. Annual incentive opportunities are based on a percentage of base salary. For each applicable performance measure, there are generally three levels of performance objectives, with increased incentive opportunities associated with each level. Once a Level 1 performance objective is reached, the actual amount of the award will be prorated toward each subsequent performance objective. Cash incentive awards actually earned by the Named Executive Officers under the 2009 Executive Annual Incentive Compensation Program are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Column (e) — (g) — Estimated Possible Payouts Under Equity Incentive Plan Awards. These columns include the dollar value of threshold and target RSU award opportunities for each Named Executive Officer under the 2009 Executive Incentive Compensation Program. The actual number of RSUs to be awarded for 2009 performance equals the aggregate annual incentive award earned for 2009 that is allocable to RSUs divided by the market price of our Common Stock on March 1, 2010. For each Named Executive Officer other than the Chairman and CEO, the annual incentive award opportunity is paid out 40% in RSUs. The annual incentive award is paid out 30% in RSUs for our Chairman and CEO. The number of RSUs actually awarded to the Named Executive Officers for 2009 performance is disclosed in the “Long Term Incentive Compensation” section of the Compensation Discussion and Analysis above. As discussed above in the “Annual Incentive Compensation” section of the Compensation Discussion and Analysis, the Board Compensation Committee reduced the number of RSUs to be awarded to Mr. Moody and Mr. Ferdinandtsen for 2009 performance by 16,667 RSUs and 6,667 RSUs, respectively, to account for grants of restricted stock made to these officers in 2008. This reduction is not reflected in the dollar amount shown in columns (e) and (f) for such officers.
Column (h) — Grant Date Fair Value of Stock Awards. These amounts represent the grant date fair value of conditional performance-based RSU awards granted during 2009, but not issued until 2010, based on the probable outcome (as of the grant date) of the performance based conditions applicable to the awards. For information regarding the calculation of the grant date fair values shown, please see the notes to Column (c) of the Summary Compensation Table above. The grant date fair value of such awards based on maximum performance across all applicable performance measures is as follows: For Mr. Moody, $1,571,808; for Mr. Ferdinandtsen, $344,709; for Mr. Welch, $163,519; for Mr. Pozzi, $164,936; and for Mr. Pavlicek, $50,446.

Outstanding Equity Awards at Fiscal Year End
The following table has information about each Named Executive Officer’s outstanding equity awards at December 31, 2009.

							Stock Awards
	SAR Awards								Market Value	Equity Incentive	Equity Incentive
	Number of	Number of					Number of		of Shares	Plan Awards: Number	Plan Awards: Market
	Securities	Securities					Shares of		of Stock	of Unearned Shares,	Value of Unearned
	Underlying	Underlying		SAR	SAR		Stock That		That	Units or Other	Shares, Units or
	Unexercised SARs	Unexercised SARs		Exercise	Expiration		Have Not		Have Not	Rights that Have	Other Rights that
	Exercisable	Unexercisable		Price	Date		Vested		Vested*	Not Vested	Have Not Vested
Name	(a)	(b)		(c)	(d)		(e)		(f)	(g)	(h)
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer							50,000	[1]	$5,972,000	2,673 [7]	$319,263 [8]
							50,000	[2]	$5,972,000
							50,000	[3]	$5,972,000

G. Richard Ferdinandtsen, President and Chief Operating Officer							10,000	[1]	$1,194,400	0 [7]	$0 [8]
							20,000	[2]	$2,388,800
							20,000	[3]	$2,388,800

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	1,400	5,600	[4]	$116.48	5/1/2018	[6]				1,369 [7]	$163,513 [8]
	4,000	1,000	[5]	$100.46	5/1/2015	[6]
	3,000	0		$88.00	8/1/2012	[6]

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	0	5,600	[4]	116.48	5/1/2018	[6]				1,381 [7]	$164,945 [8]
	1,400	1,000	[5]	100.46	5/2/2015	[6]

Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	600	2,400	[4]	$116.48	5/1/2018	[6]				422 [7]	$50,404 [8]
	1,200	600	[5]	$100.46	5/1/2015	[6]
	400	0		$88.00	8/1/2012	[6]

*	Based on an assumed stock price of $119.44, which was the closing price of our Common Stock on December 31, 2009.

[1]	Restrictions with respect to these shares lapse on August 1, 2012.

[2]	Restrictions with respect to these shares lapse on May 1, 2015.

[3]	Restrictions with respect to these shares lapse on May 1, 2018.

[4]	These SARs become exercisable in five equal annual installments beginning May 1, 2009.

[5]	These SARs become exercisable in five equal annual installments beginning May 1, 2006.

[6]	SARs expire five years from the date they become exercisable. The date shown represents the expiration of the final SARs to become exercisable under the particular award shown.

[7]
This number represents the number of conditional performance-based RSUs awarded to each Named Executive Officer under the 2009 Executive Incentive Compensation Program, assuming performance at target levels and a stock price of $119.44, the closing price of our Common Stock on December 31, 2009. These amounts do not correspond to the actual number of RSUs awarded to the Named Executive Officers for 2009 performance.

[8]
The dollar amount shown is determined by multiplying the applicable number of RSUs shown in column (g) by $119.44, the closing price of our Common Stock on December 31, 2009. As discussed above in the Compensation Discussion and Analysis, the Board Compensation Committee reduced the number of RSUs to be awarded to Mr. Moody and Mr. Ferdinandtsen for 2009 performance by 16,667 RSUs and 6,667 RSUs, respectively, to account for restricted stock grants made to these officers in 2008. As a result of such reduction and the assumed stock price of $119.44, no RSUs would be awarded to Mr. Ferdinandtsen. The other Named Executive Officers were issued RSUs in March 2010 as follows: Mr. Moody – 4,469 RSUs; Mr. Welch – 1,161 RSUs; Mr. Pozzi – 662 RSUs; and Mr. Pavlicek – 197 RSUs.

SAR Exercises and Stock Vested
The following table has information about SARs exercised by certain of our Named Executive Officers during 2009 and restricted stock owned by certain of our Named Executive Officers that vested during 2009.
SAR Exercises and Stock Vested in Fiscal Year 2009

			Stock Awards
	SAR Awards		Number of Shares
	Number of SARs	Value Realized	Acquired on	Value Realized
	Exercised	on Exercise	Vesting	on Vesting
	(a)	(b)	(c)	(d)

Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer			50,000 *	$3,894,500.00

G. Richard Ferdinandtsen, President and Chief Operating Officer			10,000	$778,900.00

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	1,000	$21,360.00

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2,000	$29,550

*
These shares are owned by the RLMFLP Partnership. As the sole general partner of the RLMFLP Partnership, Robert L. Moody, Sr. has the power to manage the assets of the RLMFLP Partnership, including the RLMFLP Partnership’s 50,000 shares of our Common Stock.

Column (a) — Number of SARs Exercised. These numbers represents the total number of SARs exercised by the individual during 2009.
Column (b) — Value Realized on Exercise. These amounts represent the aggregate dollar value realized by the individual during 2009 upon the exercise of SARs. The amount realized upon the exercise of an SAR is the excess of the fair market value of one share of our Common Stock on the date of exercise over an amount (the “exercise price”) specified in the owner’s SAR agreement.
Column (c) — Number of Shares Acquired on Vesting. These numbers represent the number of shares of restricted stock granted to the individual in 1999 that vested during 2009.
Column (d) — Value Realized on Vesting. These amounts represent the aggregate dollar value realized upon the vesting of restricted stock, based on the fair market value of our Common Stock on the date of vesting.

Pension Benefits
The following table provides information regarding benefits under the American National Employees Retirement Plan, the American National Insurance Company (“ANICO”) Nonqualified Retirement Plan, and the ANICO Nonqualified Retirement Plan for Certain Salaried Employees.

		Number of
		Years of	Present Value	Payments
		Credited	of Accumulated	During Last
	Plan Name	Service	Benefit	Fiscal Year
Name	(a)	(b)	(c)	(d)
Robert L. Moody, Sr.,	American National
Chairman of the Board	Employees
and Chief Executive	Retirement Plan	27.6	$1,137,212	$111,697
Officer	ANICO Nonqualified
	Retirement Plan	45.0	$59,609,721	$5,448,048

G. Richard	American National
Ferdinandtsen,	Employees
President and	Retirement Plan	19.51	$65,171	$47,965
Chief Operating Officer	ANICO Nonqualified
	Retirement Plan	45.0	$12,331,176	$1,041,436

Ronald J. Welch,	American National
Senior Executive Vice	Employees
President, Corporate	Retirement Plan	34.53	$1,217,076	$0
Risk Officer and Chief	ANICO Nonqualified
Actuary	Retirement Plan for
	Certain Salaried
	Employees	34.53	$2,297,926	$0

James E. Pozzi,	American National
Senior Executive Vice	Employees
President and Chief	Retirement Plan	33.61	$859,040	$0
Administrative Officer	ANICO Nonqualified
	Retirement Plan for
	Certain Salaried
	Employees	33.61	$1,153,594	$0

Stephen E. Pavlicek,	American National
Senior Vice President	Employees
and Chief Financial	Retirement Plan	33.61	$1,096,210	$0
Officer	ANICO Nonqualified
	Retirement Plan for
	Certain Salaried
	Employees	33.61	$424,941	$0
Column (a) — Plan Name. This column identifies the pension plans in which each Named Executive Officer participates. Further information regarding each plan is provided below in this section.
Column (b) — Number of Years of Credited Service. This column represents the number of years of service that are used to calculate the Named Executive Officer’s benefit under each plan, as of December 31, 2009.
Column (c) — Present Value of Accumulated Benefit. The present value of the accumulated benefit under each plan is calculated using the December 31, 2007 FAS 87 disclosure assumptions as follows: (a) discount rate of 5.75%, (b) 1994 Group Annuity Mortality table, and (c) the calculated present value at age 65 is discounted with interest only to the current age. In 2007 (and again in 2008 and 2009), Mr. Ferdinandtsen, based on his age, elected to receive a lump sum distribution of all prior accrued benefits under the American National Employees Retirement Plan. The Present Value of his Accumulated Benefit for such plan shown above, therefore, represents only benefits accrued during 2009.

Column (d) — Payments During Last Fiscal Year. This column represents in-service distributions of benefits paid from the plans shown. The amount of such distributions was determined according to the terms of the plan for a life payout.
American National Employees Retirement Plan (the “Qualified Plan”). The Qualified Plan covers substantially all employees and officers of American National Insurance Company and provides benefits based on the participant’s years of service and compensation. The monthly benefit payable under the plan at normal retirement age (usually age 65) equals:
•	1.667 % of the employee’s final average pay times years of service (up to 35 years),

•	Less a “social security offset” amount equal to 0.7% (0.65% for Year of Birth after 1954) times the “Social Security covered pay”
For purposes of this calculation, “final average pay” is the average of the employee’s pay for the sixty consecutive months that produces the highest average (out of the prior ten years). Pay includes base salary, overtime, bonus incentives, and gains on SAR exercises on or after July 25, 2002. Pay does not include gains on SAR exercises prior to July 25, 2002, vesting of restricted stock or restricted stock units, or other extraordinary items. In addition, “Social Security covered pay” is one-twelfth of the average of the Social Security wage bases for the thirty-five year period ending when the employee reaches Social Security retirement age. The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between age 65 and 67, depending on the employee’s date of birth.
The benefit formula determines the employee’s monthly benefit as a life annuity (that is, monthly payments until the employee dies). Unless special IRS rules apply, benefits are not paid before employment ends, or age 70 1/2 if sooner and if elected by the employee. Instead of taking a life annuity, the employee may elect to receive:
•
a 50%, 66 2/3%, 75% or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee’s designated survivor receives a benefit of 50%, 66 2/3%, 75% or 100% of the reduced amount for life), or

•
a 10, 15 or 20 year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee’s designated survivor receives the reduced amount until the end of the period), or

•	a lump sum benefit, if eligible under the plan (most management/professional employees would be).
If an employee chooses one of these benefit options, the plan actuary uses the interest rate assumptions and mortality tables specified in the plan to adjust the benefit so it has the same value as the life annuity, as determined on an actuarial basis.
An employee whose employment ends before age 65 may begin benefit payments as early as age 55, if the employee had at least twenty years of vesting service; however, benefits may not begin before employment terminates. The plan actuary reduces this “vested” benefit below the level of the age 65 benefit to account for early commencement, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.
If an employee retires after age 55 with at least twenty years of service, the employee may take an “early retirement” benefit, beginning immediately after employment ends. Mr. Pavlicek, Mr. Pozzi and Mr. Welch are eligible for early retirement. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit, similar in magnitude to the reductions Social Security exacts for early commencement. Mr. Moody and Mr. Ferdinandtsen are over 70 1/2 and are receiving in-service retirement benefits.
ANICO Nonqualified Retirement Plan for Certain Salaried Employees and the ANICO Nonqualified Retirement Plan (together, the “Excess Benefit Plans”). Benefits under the Qualified Plan are limited by the Internal Revenue Code. Our Board of Directors believes we should pay our employees the total pension benefit they have earned, without imposing these Code limits. Therefore, like many large companies, we have nonqualified “excess” benefit plans that make up the difference between the benefit determined under the Qualified Plan formula, without applying these limits, and the benefit actually payable under the Qualified Plan, taking these limits into account. To the extent that any individual’s annual retirement income benefit exceeds the maximum amount payable from the Qualified Plan, it shall be paid from one of the Excess Benefit Plans, provided the individual is covered by one of such plans. Payment is made from our general assets and not from the assets of the Qualified Plan.
Mr. Moody and Mr. Ferdinandtsen are the only participants in the ANICO Nonqualified Retirement Plan. As participants in the ANICO Nonqualified Retirement Plan, Mr. Moody and Mr. Ferdinandtsen are provided benefits not provided to the other Named Executive Officers under the ANICO Nonqualified Retirement Plan for Certain Salaried Employees. Such benefits are: a higher maximum on years of service counted for benefit service (45 years for these two individuals versus 35 years for other plan participants) which could potentially increase benefits by as much as 28.5%; a guarantee of benefit continuation for 21 years after retirement benefits commence, in the event of death during that period; inclusion of service on our Board of Directors or service with a company acquired by us for pension benefit purposes; and the right to receive retirement benefits beginning at age 65 while in service as our employee, in lieu of an actuarially enhanced benefit deferred until the actual service termination date.

If an employee retires after age 55 with at least twenty years of service, the employee may take an “early retirement” benefit, beginning immediately after employment ends. Mr. Pavlicek, Mr. Pozzi and Mr. Welch are eligible for early retirement under the Excess Benefit Plan in which they participate. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit, similar in magnitude to the reductions Social Security exacts for early commencement. Mr. Moody and Mr. Ferdinandtsen are over 70 1/2 and are receiving in-service retirement benefits from the Excess Benefit Plan in which they participate.
Potential Payments Upon Termination or Change in Control
We do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the Named Executive Officers. This section describes and quantifies certain compensation that would become payable under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 31, 2009, given each Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date, which was $119.44.
Restricted Stock and Termination of Employment
Pursuant to the 1999 Plan and award terms approved by the Board of Directors, shares of restricted stock issued to Mr. Moody and Mr. Ferdinandtsen vest upon death, disability, or upon retirement with the consent of the Board of Directors. Such shares are forfeited upon other termination of employment. In addition, such shares vest upon a change of control of our Company. For purposes of the 1999 Plan, a change of control occurs if (i) there is a change in ownership of our outstanding securities which causes any person other than The Moody Foundation to become the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of our outstanding securities then entitled to vote for the election of directors; (ii) the Board of Directors approves the sale of all or substantially all of our assets; or (iii) the Board of Directors approves any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of an event described in clause (i) above.
The aggregate market value of unvested restricted stock as of December 31, 2009 for Mr. Moody was $17,916,000 and for Mr. Ferdinandtsen was $5,972,000.
SARs and Termination of Employment
Pursuant to the 1999 Plan and award terms approved by the Board of Directors, SARs vest upon death or retirement at or after attaining the age of 65. SARs are no longer exercisable in the event of any other termination of employment. In addition, all SARs vest immediately upon a change of control of our Company. The events constituting a change of control are described immediately above under “Restricted Stock and Termination of Employment.”
Upon an officer’s death or retirement at or after attaining the age of 65, the five year vesting period for SARs is reduced. The officer, or in the case of his death—his estate or heirs—has one year following the date of death or retirement to exercise a percentage of the officer’s SARs equal to the sum of (i) the percentage of the SARs the officer was entitled to exercise as of the date of death or retirement, plus (ii) the pro rata portion based upon the period included between the date of death or retirement and the preceding May 1, of any additional twenty percent (20%) of the SARs which would have become exercisable had the officer remained employed with us until the following May 1. SARs not exercised within such one-year period terminate and are no longer exercisable.
Assuming a change of control of our Company or a termination by reason of death or retirement on December 31, 2009, Mr. Welch, Mr. Pozzi and Mr. Pavlicek would have been entitled to receive the following amounts upon the exercise of all SARs for which exercise would be permitted based upon the above, assuming a $119.44 closing price of our Common Stock on such date: $45,904, $27,268 and $189,805, respectively.
RSUs and Termination of Employment
As of December 31, 2009, no RSUs had been issued, although each of the Named Executive Officers had been granted an opportunity to receive RSUs pursuant to the 2009 Executive Incentive Compensation Program. Pursuant to award terms approved by the Board of Directors, an officer eligible to receive RSUs must be an officer in good standing on the date of RSU issuance, unless the officer’s termination of employment with the Company prior to such issuance was as a result of death, disability or normal retirement after attaining the age of 65.
Pension Benefits
The Pension Benefits table above describes the general terms of each pension plan in which the Named Executive Officers participate, the years of credited service, and the present value of accumulated benefits under these plans as of December 31, 2009. The following table describes the estimated benefits that would have been due to our Named Executive Officers under the Qualified Plan and under the Excess Benefit Plans in the event of any of such executive’s termination of employment as of December 31, 2009:

Qualified Plan

	Potential Payout on
	Retirement or	Potential Payout if		Potential Payout if
	Voluntary	Terminated Upon	Potential Payout if	Terminated
	Termination	Disability	Terminated Upon	Involuntarily
	12/31/09	12/31/09	Death 12/31/09	12/31/09
Name	(a)	(b)	(c)	(d)

Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	$1,137,212	$1,137,212	$584,467	$1,137,212

G. Richard Ferdinandtsen, President and Chief Operating Officer	$65,171	$65,171	N/A	$65,171

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	$1,217,076	$1,217,076	$1,119,907	$1,217,076

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	$859,040	$859,040	$1,336,757	$859,040

Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	$1,096,210	$1,096,210	$1,133,708	$1,096,210
Excess Benefit Plans

	Potential Payout on
	Retirement or	Potential Payout if		Potential Payout if
	Voluntary	Terminated Upon	Potential Payout if	Terminated
	Termination	Disability	Terminated Upon	Involuntarily
	12/31/09	12/31/09	Death 12/31/09	12/31/09
Name	(a)	(b)	(c)	(d)

Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	$59,609,721	$59,609,721	$53,480,876	$59,609,721

G. Richard Ferdinandtsen, President and Chief Operating Officer	$12,331,176	$12,331,176	$11,056,728	$12,331,176

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	$2,297,926	$2,297,926	$2,118,489	$2,297,926

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	$1,153,594	$1,153,594	$1,795,158	$1,153,594

Stephen E. Pavlicek, Senior Vice President and Chief Financial Officer	$424,941	$424,941	$499,659	$424,941

Column (a) — Potential Payout on Retirement or Voluntary Termination
This column shows the potential payout that would have been made upon the retirement or voluntary termination of each Named Executive Officer on December 31, 2009. The “potential payout” refers to the actuarial present value of the benefit payable. As explained in connection with the “Pension Benefits” table above, Mr. Moody and Mr. Ferdinandtsen are currently receiving in-service distributions under both the Qualified Plan and the Excess Benefit Plan in which they participate, and Mr. Pavlicek and Mr. Welch are currently eligible for early retirement under both the Qualified Plan and the Excess Benefit Plan in which they participate. In the case of Mr. Moody and Mr. Ferdinandtsen, each of them would have been eligible to receive their accumulated benefit upon retirement or voluntary termination on December 31, 2009. Mr. Welch, Mr. Pozzi and Mr. Pavlicek would have been eligible to receive the early retirement benefit disclosed in column (a). The early retirement benefit represents an actuarially reduced value of Mr. Welch’s, Mr. Pozzi’s and Mr. Pavlicek’s accumulated benefits, calculated based upon a reduced percentage of their deferred benefits at age 65, as specified under the applicable plans, which percentage varies depending on the number of years of age prior to 65. The reduced percentage applicable to each as of December 31, 2009 is as follows: for Mr. Welch — 97.1%; for Mr. Pozzi — 67.3%; and for Mr. Pavlicek - 87.8%.
Column (b) — Potential Payout if Terminated Upon Disability
This column shows the potential payout that would have been made upon the disability of any of the Named Executive Officers on December 31, 2009. The “potential payout” refers to the actuarial present value of the benefit payable. In the event of total disability prior to age 65, no additional benefits become immediately payable, unless the individual is entitled to retirement at the time of disability. Otherwise, we will continue granting credited service from the date of disability to age 65 under the terms of the applicable plan for the duration of the disability. Total disability must be validated by approval for Social Security disability. Had the employment of Mr. Moody or Mr. Ferdinandtsen been terminated by disability on December 31, 2009, each would be entitled to his accumulated benefit. In the case of the disability of Mr. Welch, Mr. Pozzi or Mr. Pavlicek on December 31, 2009, each would have been entitled to his early retirement benefit.
Column (c) — Potential Payout if Terminated Upon Death
This column shows the potential payout that would have been made upon the death of any of the Named Executive Officers on December 31, 2009. The “potential payout” refers to the actuarial present value of the benefit payable. This amount represents the value of a surviving spouse’s benefit as determined based upon a percentage of the accrued or projected benefit at age 65, as specified in the applicable plans. In the case of an individual who has already commenced receiving benefits under the plans, any surviving spouse’s benefit would be according to the form of payment elected at retirement. Mr. Moody and Mr. Ferdinandtsen have a guaranteed period of twenty-one years under the applicable Excess Benefit Plan that would provide a surviving spouse’s benefit based on the remaining portion of such period since benefit commencement. No payment under the Qualified Plan would have been available to Mr. Ferdinandtsen in the event of his death on December 31, 2009, as he elected to receive a lump sum distribution of all prior accrued benefits under such plan in 2007. In the event of death prior to retirement, a pension is available for the surviving spouse for the life of the spouse that would be at most 75% of the Named Executive Officer’s projected monthly pension at age 65. Eligibility for this death benefit requires that the executive have been at least age 45 at the time of death and have age plus years of service equal to at least 55.
Column (d) Potential Payout if Terminated Involuntarily
This column shows the potential payout that would have been made upon the involuntary termination of any the Named Executive Officers on December 31, 2009. The “potential payout” refers to the actuarial present value of the benefit payable. Please see the explanation provided above in connection with Column A — Potential Payout on Retirement or Voluntary Termination. No special benefits are triggered by involuntary termination.

Director Compensation
The following table has information about the 2009 compensation of our non-employee directors and advisory directors.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation
Name	(a)	(b)	(c)	Total
Directors

Arthur O. Dummer	$44,750	$0	$38,748	$83,498

Shelby M. Elliott	$42,750	$0	$36,916	$79,666

Russell S. Moody	$41,250	$88,980	$53,738	$183,968

William L. Moody, IV	$42,500	$88,980	$26,008	$157,488

Frances A. Moody-Dahlberg	$41,250	$88,980	$92,005	$222,235

Frank P. Williamson	$46,250	$0	$40,710	$86,960

James D. Yarbrough	$45,750	$88,980	$62,345	$197,075

Advisory Directors

Irwin M. Herz, Jr.	$41,250	$88,980	$65,713	$195,943

R. Eugene Lucas	$41,250	$88,980	$23,188	$153,418

E. Douglas McLeod	$41,250	$88,980	$21,142	$151,372

Robert L. Moody, Jr.*	$38,750	$54,453	$102,144	$195,347

*
Please see the section below entitled “Certain Relationships and Related Transactions” for a discussion of agent-related compensation paid to Robert L. Moody, Jr., primarily through his wholly-owned insurance agency, Moody Insurance Group, Inc.

Column (a) — Fees Earned or Paid in Cash. We pay director compensation only to those directors who are not our employees. Such directors and our advisory directors each receive $35,000 per year director’s fees, plus $1,250 per meeting attended. Such directors also receive $1,250 for each Executive Committee meeting attended and $500 for Audit, Compensation, and Nominating Committee meetings attended. Directors may elect to defer their compensation, with interest accrued at the Wall Street Journal prime rate published on the first business day of each quarter. We do not provide any above-market or preferential earnings rates on compensation that is deferred.
Column (b) — Stock Awards. During 2009, we amended awards of restricted stock made to certain of our directors and advisory directors in 1999 and 2001 pursuant to the American National Insurance Company 1999 Stock and Incentive Plan. During 2009, we amended the original awards of 2,000 shares of restricted stock in order to (i) accelerate the vesting of these awards to February 26, 2009 and (ii) eliminate the requirement that the recipients pay a stated amount per share of stock issued under the award as a condition to the vesting of the awards. For accounting purposes, we treated these award amendments as new grants of 2,000 shares of restricted stock. The $88,980 shown in this column for the affected directors and advisory directors represents the aggregate grant date fair value of such restricted stock awards computed in accordance with FASB ASC Topic 718. In addition, Robert L. Moody, Jr. was granted 1,133 shares of our restricted stock upon his becoming an advisory director during 2009, and the $54,453 shown in this column represents the aggregate grant date fair value of this restricted stock award computed in accordance with FASB ASC Topic 718. Such restricted stock will vest in 2018 provided that Mr. Moody continues in our service as an advisory director continuously until such time. In addition, such stock will vest upon his death or disability. Dividends on restricted stock are included in Column (c) — All Other Compensation.
Column (c) — All Other Compensation. These amounts include the following:

All Other Compensation Table — Directors and Advisory Directors

	Restricted Stock			Subsidiary
Name	Dividends	Perquisites		Director Fees	Total
Directors

Arthur O. Dummer	$14,374	$24,374	(1)(2)	$0	$38,748

Shelby M. Elliott	$14,374	$22,542	(1)(2)	$0	$36,916

Russell S. Moody	$18,480	$35,258	(2)	$0	$53,738

William L. Moody, IV	$18,480	$5,028	(2)	$2,500	$26,008

Frances A. Moody-Dahlberg	$18,480	$73,525	(1)(2)	$0	$92,005

Frank P. Williamson	$14,374	$24,836	(1)(2)	$1,500	$40,710

James D. Yarbrough	$18,480	$42,365	(1)(2)	$1,500	$62,345

Advisory Directors

Irwin M. Herz, Jr.	$18,480	$36,733	(1)(2)	$10,500	$65,713

R. Eugene Lucas	$18,480	$2,708	(1)	$2,000	$23,188

E. Douglas McLeod	$18,480	$162	(1)(2)	$2,500	$21,142

Robert L. Moody, Jr.	$4,106 (3)	$95,038	(1) (2)(4)	$3,000	$102,144

(1)
Includes medical reimbursement plan benefit. We provide a medical reimbursement plan designed to reimburse certain medical expenses that are not covered by an underlying insurance policy for the benefit of (1) directors who are not current or former common law employees, (2) retired directors who have at least twenty (20) years of service who are not current or former common law employees, (3) designated consultants who are not current or former common law employees, (4) advisory directors who are not current or former common law employees, and (5) the spouses and any dependents of the foregoing. The amounts of such benefit during 2009 with respect to Irwin M. Herz, Jr., Frances A. Moody-Dahlberg, Robert L. Moody, Jr., and James D. Yarbrough were $25,892, $52,137, $51,959, and $33,230, respectively. The amount of such benefit to the other directors and advisory directors did not exceed thresholds for specific numerical disclosure under applicable proxy disclosure rules, although the value of such benefit is included in the Perquisites column.

(2)
Includes guest travel, lodging, leisure, and food and beverage at our business conferences or other events. The amounts of such perquisite during 2009 with respect to Russell S. Moody and Robert L. Moody, Jr. were $35,258 and $33,079, respectively. The amount of such perquisite to the other directors and advisory directors did not exceed thresholds for specific numerical disclosure under applicable proxy disclosure rules, although the value of such benefit is included in the Perquisites column.

(3)
Moody Insurance Group, Inc., a company owned by Mr. Moody, was previously awarded shares of our restricted stock as a Company consultant. Dividends on such shares are included in amounts reported in the “Certain Relationships and Related Transactions” section below.

(4)	Includes personal use of a yacht owned by a Company subsidiary.
Compensation Committee Interlocks and Insider Participation
No member of the Board Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had a relationship with us requiring disclosure under Regulation S-K Item 404. No executive officer of the Company served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Board Compensation Committee or as our director. Robert L. Moody, Sr., our Chairman and Chief Executive Officer, serves as a director of Gal-Tex Hotel Corporation, 34% of which is owned by the Moody Foundation and 50.2% of which is owned by the Libbie Shearn Moody Trust. R. Eugene Lucas, the President of Gal-Tex Hotel Corporation, serves as one of our advisory directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following is a description of certain transactions and relationships existing since the beginning of fiscal year 2009 between us and certain related parties.
Mortgage Loans to Gal-Tex Hotel Corporation: The Moody Foundation and the Libbie Shearn Moody Trust own 34% and 50.2%, respectively, of Gal-Tex Hotel Corporation (“Gal-Tex”). As of December 31, 2009, we held a first mortgage loan issued to Gal-Tex secured by hotel property in San Antonio, Texas. This loan was originated in 1999, had a balance of $11,874,690.58 as of December 31, 2009, has a current interest rate of 7.250%, and has a final maturity date of April 1, 2019. During 2009, Gal-Tex paid $859,595.17 in principal and $895,044.83 in interest with respect to this loan, which is current as to principal and interest payments.
Management Contracts with Gal-Tex Hotel Corporation: We have entered into management contracts with Gal-Tex for the management of a hotel and adjacent fitness center owned by us, as well as for a nearby golf course owned by a limited partnership between two of our wholly-owned subsidiaries. During our fiscal year ended December 31, 2009, we paid Gal-Tex $212,485, $61,081, and $40,000, respectively, for services rendered under such contracts for these three facilities. All of such contracts are terminable by us upon thirty days’ prior written notice. The management contract for the golf course was terminated in November of 2009 upon its lease to a third party.
Transactions with Robert L. Moody, Jr.: Robert L. Moody, Jr. (“RLM Jr.”) is the son of our Chairman and Chief Executive Officer, brother of two of our directors and one of our advisory directors. RLM Jr., mainly through his wholly-owned insurance agency, Moody Insurance Group, Inc. (“MIG”), has entered into a number of agency agreements with us and some of our subsidiaries. In 2009, total commissions paid under such agency contracts, primarily from the marketing of health insurance products, were $2,038,706. MIG and we are also parties to a Consulting and Special Marketing Agreement concerning development and marketing of new products. During 2009, we paid compensation of $163,616 under this agreement and a predecessor agreement. In addition to consulting fees, such amount includes dividends on shares of our Restricted Stock granted to MIG as a consultant and medical reimbursements to RLM Jr. as a consultant prior to his becoming an advisory director in February 2009. MIG and we entered into a National Marketing Director’s Contract in 1994, which gave MIG the exclusive right to sell annuities in the financial institutions market. In a subsequent restructuring of such contract, MIG gave up such exclusive right, and we assumed all responsibilities for sales and service in such market. During 2009, MIG received $773,904 in commissions under such restructured contract. As agreed by us and certain of our subsidiaries, MIG markets products of unrelated companies through certain of our agents. MIG receives commissions from the companies issuing such products. In 1994, MIG provided brokerage and business development services to an unrelated marketing company which has had a marketing agreement with us since such time. MIG has advised us that, during 2009, commissions received from such marketing company related to sales of our products aggregated $146,793. MIG and we entered into an agreement in 2006 pursuant to which our Systems Planning and Computing division provides certain software and related computer services to MIG and its agents in connection with sales of health insurance products issued by one of our subsidiaries. MIG paid us $13,192 for such services during 2009, based on the same rates charged to our internal departments. We paid for one MIG representative to attend our Multiple Line Marketing conference last year, at a cost of $7,653. In addition, during 2009, we amended an award of 5,000 shares of restricted stock made to MIG as a Company consultant in 1999 pursuant to the American National Insurance Company 1999 Stock and Incentive Plan. We amended this award, along with awards made to certain of our directors and advisory directors during 1999 and 2001, in order to (i) accelerate the vesting of the award to from August 1, 2009 to February 26, 2009 and (ii) eliminate the requirement that the recipient pay a stated amount per share of stock issued under the award as a condition to the vesting of the awards. For accounting purposes, we treated these award amendments as new grants of 2,000 shares of restricted stock. The grant date fair value of such restricted stock award computed in accordance with FASB ASC Topic 718 is $222,450.
Transactions with Moody National Bank: During part of 2009, we maintained an advancing promissory note to Moody National Bank (the “Bank”) in the amount of $25,518,605.20. Such promissory note supported a letter of credit issued by the Bank on behalf of us for the benefit of an unrelated party in a reinsurance transaction. Such reinsurance transaction and the associated promissory note and letter of credit terminated in the summer of 2009. No amounts were drawn under the letter of credit; therefore, no amounts were advanced by the Bank to us under the promissory note. In addition, we and some of our subsidiaries have entered into various depository, custodian and safekeeping arrangements with the Bank in the ordinary course of our business.
Health Insurance Contracts with Certain Affiliates: Our Merit Plan is insured by National Western Life Insurance Company (“National Western”). Further information regarding the Merit Plan is provided above in connection with the “All Other Compensation Table — Named Executives.” Robert L. Moody, Sr., our Chairman of the Board and Chief Executive Officer, is also the Chairman of the Board, Chief Executive Officer, and controlling stockholder of National Western. During 2009, we paid National Western $1,300,010 in premium and fees with respect to the Merit Plan. In addition, we insure substantially similar plans offered by National Western, Gal-Tex, and The Moody Foundation to certain of their officers. During 2009, National Western, Gal-Tex, and The Moody Foundation paid us premium and fees with respect to such plans in the amounts of $226,371; $56,250; and $124,345 respectively. We also insure The Moody Foundation’s basic health insurance plan, for which we received $237,966 in premium during 2009.
Transactions with Greer, Herz & Adams, L.L.P.: Irwin M. Herz, Jr. is an advisory director of ours and a Partner with Greer, Herz Adams, L.L.P. which serves as our General Counsel. In the fiscal year ending December 31, 2009, it received $10,966,802.84 in legal fees and reimbursements of expenses in connection with its services as our General Counsel and all of our subsidiaries. We also furnished offices, telephones and the use of certain office decorations to the law firm, the value of which was credited against additional fees due to such firm.

Other Family Relationships: E. Vince Matthews III, a step-son of Robert L. Moody, Sr., is a director of a mutual insurer managed by us and an advisory director of one of our subsidiaries. He is also employed as one of our officers, for which he received total compensation during 2009, including the Company’s Merit Plan for officers, of $167,622.
Procedure for Review, Approval or Ratification of Related Persons Transactions
The Audit Committee reviews, approves or ratifies any related party transactions in which we do or will have an amount involved exceeding $120,000 and a related person has or will have a direct or indirect material interest. The Audit Committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the Audit Committee will consider all relevant factors, including (as applicable) the business rationale for entering into the transaction; the alternatives to entering into the transaction; whether the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party; and the overall fairness of the transaction to us. We have not adopted formal written procedures for the review of related party transactions. Rather, we are guided by the corporate governance rules of the NASDAQ, the requirements of Item 404(a) of Regulation S-K promulgated by the SEC, and other SEC guidance on related party transactions.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our Common Stock are required to report their initial ownership of our Common Stock and other equity securities and any subsequent changes in that ownership to the SEC and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and the written representations of such reporting persons, during the fiscal year ended December 31, 2009, all required Section 16(a) filings applicable to our directors, executive officers, and greater than ten percent beneficial owners were timely and correctly made, with the exception of an inadvertent missed filing of a Form 4 relating to a sale of 500 shares on December 15, 2009 by Arthur O. Dummer, one of our directors, which transaction was subsequently reported on a Form 5 timely filed on January 14, 2010.
INDEPENDENT PUBLIC ACCOUNTANTS
The Company’s principal independent registered public accounting firm for its fiscal year ended December 31, 2009 and for the current year is KPMG LLP, a firm of independent public accountants (“KPMG”). During the Company’s fiscal year ended December 31, 2009, such firm performed audit services, tax consulting services, and accounting research services for the Company. The independence of such firm and the use of such firm for the provision of audit and non-audit services during such fiscal year were approved by the Company’s Audit Committee.
KPMG has advised the Company that neither it nor any of its partners has any material financial interest in, or any connection (other than as independent auditors) with the Company.
Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.
Fees Paid to KPMG
Audit Fees
During the years ended December 31, 2009 and 2008, the aggregate fees billed by KPMG for the audit of the Company’s consolidated financial statements and insurance company statutory financial statements, review of our interim financial statements, and review of our systems of internal control over financial reporting were $3,749,525 and $1,618,676, respectively.
Audit-Related Fees
During the year ended December 31, 2009, we paid KPMG $1,031,643 in fees for work done in connection with our SEC registration on Form 10-12B. In 2008, KPMG did not perform any services that were related to the performance of the audit or review of our financial statements but were not reportable as Audit Fees.
Tax Fees
During the years ended December 31, 2009 and 2008, the aggregate fees billed by KPMG for tax compliance, tax advice and tax planning services were $913,476 and $705,124, respectively. Such fees related to professional services for review of tax returns of the Company and certain subsidiaries, as well as tax research services related to tax return compliance.
All Other Fees
During the year ended December 31, 2009 there were no fees paid to KPMG for services not reportable as Audit Fees, Audit-Related Fees or Tax Fees. For the year ended December 31, 2008, there was $1,500 paid for such fees related to accounting research services.
The services provided by KPMG described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above, were approved by the Audit Committee according to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined the rendering of the above-mentioned non-audit services by KPMG was compatible with maintaining KPMG’s independence.

Pre-Approval of Audit, Audit-Related, Tax and Non-Audit Services
The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and the Charter of the Audit Committee. The committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are presented to the full Committee at its next scheduled meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
A copy of the Annual Report of the Company for the fiscal year ended December 31, 2009, including financial statements, accompanies this Proxy Statement. The financial statements contained in the annual report have been audited by KPMG. We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to the following address or telephone number: Secretary, American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, telephone (409) 766-6537.
AUDIT COMMITTEE REPORT
As of the date of this Proxy Statement, the Audit Committee of the Board of Directors is comprised of three directors: Arthur O. Dummer, who currently serves as Committee Chairman, James D. Yarbrough, and Frank P. Williamson.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. However, the committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2009 with Company management and KPMG LLP (“KPMG”), the independent auditors. The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with KPMG any relationships which might impair the firm’s independence from management and the Company, and satisfied itself as to the auditor’s independence. The Audit Committee reviewed and discussed with KPMG all communications required by auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.
Based upon these reviews and discussions, and subject to the limitations on the committee’s role and responsibilities referred to above and in the committee’s Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
Submitted by the Audit Committee:
Arthur O. Dummer, Chairman
James D. Yarbrough
Frank P. Williamson

STOCKHOLDER PROPOSALS
Any stockholder who intends to present a proposal at the 2011 Annual Meeting of Stockholders for inclusion in the proxy statement and proxy card relating to that meeting is advised that the proposal must be received by the Company at our principal executive offices not later than December 1, 2010. The Company will not be required to include in its proxy statement or proxy card a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the SEC. If the date of the 2011 Annual Meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, the deadline for submitting proposals to be included in management’s 2011 proxy statement is a reasonable time before the Company begins to print and mail its proxy materials for its 2011 Annual Meeting.
The persons named in the Company’s proxy card for the 2011 Annual Meeting of Stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 14, 2011. If the Company changes the date of its 2011 Annual Meeting by more than 30 days from the date of the 2010 Annual Meeting, the persons named in the Company’s 2011 proxy statement will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2011 Annual Meeting of Stockholders.
If the date of the 2011 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2010 Annual Meeting, the Company shall, in a timely manner, inform stockholders of such change by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company’s 2011 proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.
In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that stockholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless stockholders give contrary instructions, multiple stockholders in each household will receive a single envelope containing the Notice of Annual Stockholders’ Meeting and Proxy Statement. This procedure will reduce our printing costs and postage fees.
For those stockholders who request to receive a printed copy of our Proxy Statement and Annual Report by mail, we will send only one copy of such materials to each address, unless one or more of those stockholders notifies us, in the manner described below, that they wish to receive a printed copy for each stockholder at that address. We will promptly deliver a separate copy of the proxy materials to you if you call or write to us at the following address or telephone number: Secretary, American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, telephone (409) 766-6537.
If in the future, you want to receive your Notice in a separate envelope, or separate copies of our Proxy Statement or Annual Report, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of our Company. The complete text of the Code of Business Conduct and Ethics is available on our website at www.anico.com/code_of_ethics.dhtml and will be provided to any person free of charge upon request made to the Company’s Secretary at the address shown on page 1. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which apply to our Chief Executive Officer, Chief Financial Officer or Controller will be disclosed on our website.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with the full Board of Directors by writing to the Board or a specific director or directors in care of the Company’s Secretary at the address shown on page 1, by facsimile transmission to (409) 766-6803, or by e-mail to mark.flippin@anico.com.
INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings including this Proxy Statement, in whole or in part, the report of the Compensation Committee and the report of the Audit Committee included in this Proxy Statement shall not be incorporated by reference to any such filings.
OTHER MATTERS
The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.
By Order of the Board of Directors

J. Mark Flippin, Secretary
Galveston, Texas
March 31, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

AMERICAN NATIONAL
INSURANCE COMPANY

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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▼    FOLD AND DETACH HERE    ▼
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS	FOR	WITHHOLD	*EXCEPTIONS
Nominees:	ALL	FOR ALL

01 Robert L. Moody,	☐	☐	☐
02 G. Richard Ferdinandtsen,
03 Frances Anne Moody-Dahlberg,
04 Russell S. Moody,
05 William L. Moody, lV,
06 James D. Yarbrough,
07 Arthur O. Dummer,
08 Dr. Shelby M. Elliott, and
09 Frank P. Williamson
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
* Exceptions
2.	In accordance with their best judgment upon all other matters which may properly come before the meeting.
The shares represented by this proxy WILL BE VOTED AS SPECIFIED. IF NO CONTRARY SPECIFICATION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS OF THE NINE NOMINEES NAMED IN THE PROXY STATEMENT.
(PLEASE SIGN AND RETURN PROMPTLY)

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date	, 2010

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your American National Insurance Company account online.
Access your American National Insurance Company account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for American National Insurance Company, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Proxy materials are available on-line at:
https://materials.proxyvote.com/028591

▼    FOLD AND DETACH HERE   ▼

AMERICAN NATIONAL INSURANCE COMPANY
Proxy for Annual Meeting April 30, 2010.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Robert L. Moody and G. Richard Ferdinandtsen, or either of them, as lawful attorneys and proxies of the undersigned with full powers of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the shares of Common Stock of American National Insurance Company (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting to be held in the Mary Moody Northen Auditorium of the American National Insurance Company Building, One Moody Plaza, Galveston, Texas, at 10:00 a.m., Local Time, on April 30, 2010 and at any and every adjournment thereof, and there to vote.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

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